    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1997


                                                      REGISTRATION NO. 333-40089

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1


                                AMENDMENT NO. 1


                                       TO

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ONYX ACCEPTANCE GRANTOR TRUST 1997-4
                     (ISSUER WITH RESPECT TO CERTIFICATES)
                            ------------------------

                     ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            9999                           33-0639768
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NO.)            IDENTIFICATION NO.)

                            ------------------------

                      8001 IRVINE CENTER DRIVE, 6TH FLOOR
                                IRVINE, CA 92618
                                 (714) 753-1191
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              REGAN E. KELLY, ESQ.
                            EXECUTIVE VICE PRESIDENT
                      8001 IRVINE CENTER DRIVE, 5TH FLOOR
                                IRVINE, CA 92618
                                 (714) 450-5500
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            DAVID J. JOHNSON, JR., ESQ.                           SUSAN M. CURTIS, ESQ.
                DIANA J. HUNT, ESQ.                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               O'MELVENY & MYERS LLP                                919 THIRD AVENUE
               400 SOUTH HOPE STREET                            NEW YORK, NEW YORK 10022
           LOS ANGELES, CALIFORNIA 90071

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 134, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF         AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED          UNIT(1)               PRICE             FEE(1)
-------------------------------------------------------------------------------------------------------------
____% Auto Loan Pass-Through
Certificates, Series 1997-4......   $166,000,000           100%            $166,000,000        $50,302.98
=============================================================================================================



(1) $303.03 of this amount was previously paid.


                            ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED DECEMBER 4, 1997


PROSPECTUS
[ONYX ACCEPTANCE CORP LOGO]


                                  $166,000,000

                      ONYX ACCEPTANCE GRANTOR TRUST 1997-4
                 % AUTO LOAN PASS-THROUGH CERTIFICATES, SERIES 1997-4
                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller
                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer

                            ------------------------


    The     % Auto Loan Pass-Through Certificates (the "Certificates") will represent undivided fractional interests in the Onyx Acceptance Grantor Trust 1997-4 (the "Trust") to be formed by Onyx Acceptance Financial Corporation (the "Seller"), a wholly-owned, limited purpose finance subsidiary of Onyx Acceptance Corporation ("Onyx"). Initially, the Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "Initial Contracts") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), certain monies due under the Initial Contracts on or after December 1, 1997 (the "Cut-Off Date"), security interests in the Initial Financed Vehicles, the benefits of an irrevocable principal/interest surety bond (the "Surety Bond") issued by Capital Markets Assurance Corporation (the "Insurer"), amounts on deposit in the Prefunding Account described herein, a security interest in amounts on deposit in the Capitalized Interest Account described herein and certain other property, all as more fully described herein. The initial Aggregate Scheduled Balance (as defined herein) of the Initial Contracts as of the Cut-Off Date was $155,914,168. From time to time on or before March 12, 1998, the Prefunded Amount will be used for purchase by the Trust of additional Rule of 78's and Simple Interest Method contracts (the "Subsequent Contracts" and together with the Initial Contracts, the "Contracts") secured by new and used automobiles and light duty trucks (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"). Onyx will act as servicer of the Contracts (the "Servicer").



    Interest on the Certificates at the Pass-Through Rate of     % per annum
(each, an "Interest Distribution"), will be distributed to the Certificateholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "Distribution Date") commencing January 15, 1998 and ending on July 15, 2004 (the "Final Distribution Date"). Payments of principal, as well as the principal balance of liquidated contracts and contracts repurchased by the Seller and purchased by the Servicer (the "Principal Distribution"), will be distributed to Certificateholders on each Distribution Date as described herein. In addition, the Principal Distribution on the Distribution Date immediately following the end of the Funding Period, which shall occur on or before March 12, 1998, will include any portion of the Prefunded Amount remaining on deposit in the Prefunding Account.


    It is a condition of issuance that the Certificates be rated in the highest category by two nationally recognized rating agencies based primarily on the issuance of the Surety Bond by the Insurer. Under the Surety Bond, the Insurer has unconditionally and irrevocably guaranteed payment of the Interest Distribution and the Principal Distribution on each Distribution Date, including the Final Distribution Date. See "The Certificates and the Agreement -- The Surety Bond."

                            ------------------------

SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
                                   CONSIDERED
         BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

                            ------------------------

    THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND ARE NOT INSURED OR
     GUARANTEED BY THE SELLER, ONYX OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==========================================================================================================
                                             PRICE TO             UNDERWRITING         PROCEEDS TO THE
                                            PUBLIC(1)               DISCOUNT             SELLER(1)(2)
----------------------------------------------------------------------------------------------------------
Per Certificate......................           %                      %                      %
----------------------------------------------------------------------------------------------------------
Total................................           $                      $                      $
==========================================================================================================


(1) Plus accrued interest, if any, calculated from December   , 1997.



(2) Before deducting expenses payable by the Seller estimated to be $345,000.


                            ------------------------

    The Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to various prior conditions, including its right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form,
on or about December   , 1997, through the facilities of The Depository Trust
Company ("DTC").

                            ------------------------

                              MERRILL LYNCH & CO.

                            ------------------------

               The date of this Prospectus is December   , 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at the Northwestern Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Certificateholders as described under "Reports to Certificateholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after December 31, 1997; however, the Certificateholders will continue to receive the Distribution Date Statement monthly, as described below.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), the unaudited monthly Distribution Date Statements and unaudited annual reports concerning the Trust which are described herein under "Additional Provisions of the Agreement -- Statements to Certificateholders" and are prepared by the Servicer, will be sent by the Trustee only to Cede & Co. as the nominee of The Depository Trust Company ("DTC") and the registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. These reports may be obtained by Certificate Owners by a request in writing to the Trustee. See "The Certificates and the Agreement -- Book-Entry Registration." The Seller does not intend to send any of its financial reports to the Certificateholders.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See the Index of Principal Definitions for the location herein of the definitions of certain capitalized terms. An investment in the Certificates involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein in considering an investment in the Certificates.

Issuer.....................  Onyx Acceptance Grantor Trust 1997-4 (the "Trust"),
                             to be formed by Onyx Acceptance Financial
                             Corporation (the "Seller") pursuant to the Pooling and Servicing Agreement, to be dated as of December 1, 1997 (the "Agreement"), among the Seller, Onyx Acceptance Corporation (the "Servicer") and Bankers Trust Company (the "Trustee").

Securities Offered.........    % Auto Loan Pass-Through Certificates (the
                             "Certificates") representing fractional undivided interests in the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates and the Agreement -- General."

Initial Certificate
Balance....................  The initial principal balance of the Certificates is equal to the aggregate principal balance of the Initial Contracts as of the Cut-Off Date, calculated in accordance with the Rule of 78's or Simple Interest Method, plus the Prefunded Amount. The term "Cut-Off Date Scheduled Balance" means, with respect to each Initial Contract, the principal balance thereof as of the Cut-Off Date and, with respect to each Subsequent Contract, means the principal balance thereof as of the related Subsequent Transfer Date, in each case calculated in accordance with the Rule of 78's or Simple Interest Method. See "The Contracts."

Seller.....................  Onyx Acceptance Financial Corporation, a
                             wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation ("Onyx"). The Seller's principal executive offices are located at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 and its telephone number is (714) 753-1191. See "The Seller." All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts have been originated by Onyx itself. See "The Onyx Portfolio of Motor Vehicle Contracts."

Servicer...................  Onyx. The Servicer's principal executive offices are located at 8001 Irvine Center Drive, 5th Floor, Irvine California 92618 and its telephone number is
                             (714) 450-5500. See "The Servicer."

Trustee....................  Bankers Trust Company.


Trust Property.............  The Trust's assets (the "Trust Property") will include: (i) a pool of fixed rate motor vehicle retail installment sales contracts (the "Initial Contracts") of which approximately 42.39% of the Aggregate Scheduled Balance as of the Cut-Off Date are Rule of 78's Contracts and approximately 57.61% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under the Initial Contracts on or after the Cut-Off Date, (iv) security interests in the

                             Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the individual obligors under each related Initial Contract and the right to certain proceeds under the Blanket Insurance Policy, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments), (vi) the benefits of an irrevocable principal/interest surety bond (the "Surety Bond") issued by Capital Markets Assurance Corporation (the "Insurer"), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, (viii) all right, title and interest of the Seller under the Capitalized Interest Agreement, dated as of December 1, 1997, between the Seller and Onyx (the "Capitalized Interest Agreement"), (ix) funds on deposit in a trust account established for the benefit of the Certificateholders (the "Prefunding Account") and
                             (x) all proceeds of the foregoing. From time to time during the Funding Period, and as frequently as each Business Day (each such day a "Subsequent Transfer Date"), the Trust will purchase from the Seller with monies on deposit in the Prefunding Account, additional Rule of 78's and Simple Interest Method contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by new and used automobile and light-duty trucks (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"). As of each such Subsequent Transfer Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles and the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors, and all proceeds of the foregoing. See "The Trust."

Pass-Through Rate..........    % per annum, payable monthly at one-twelfth the
                             annual rate and calculated on the basis of a 360-day year of twelve 30-day months.

Distribution Date..........  The 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) commencing January 15, 1998 (each a "Distribution Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or obligated to be closed.


Final Distribution Date....  July 15, 2004.



Interest Distribution......  On each Distribution Date, monthly interest (the
                             "Interest Distribution") in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period will be distributed to the Certificateholders of record on a pro rata basis as of the related Record Date. The amount of interest payable on the Certificates
                             on the first Distribution Date will be        per
                             $1,000.00 dollars. The "Pool Balance" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer, plus the amount, if any, remaining on deposit in the Prefunding Account on such date (excluding any investment earnings thereon). Interest will be paid
                             (i) to the extent of the portion of the Pool
                             Balance represented by Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, and (ii) to the extent of the portion of the Pool Balance represented by the Prefunded Amount from investment earnings thereon, and from payments under the Capitalized Interest Agreement. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest."



Principal Distribution.....  On each Distribution Date, the Principal
                             Distribution for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date is the Aggregate Scheduled Balance Decline (as defined below) during the related Collection Period and, with respect to the Distribution Date immediately following the end of the Funding Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date is the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period (excluding any Subsequent Contracts added during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Subsequent Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balance of each Contract. The "Scheduled Balance" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocated to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract and with respect to which Liquidation

                             Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds constituting the final amounts recoverable have not been received; provided, however, that in any event a Contract that is delinquent in the amount of five monthly payments at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly payments or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced. See "The Contracts" and "The Certificates and the Agreement -- Distributions of Principal and Interest."

The Prefunding Account.....  The Prefunding Account will be maintained in the name of the Trustee for the benefit of the Certificateholders and is designed solely to hold funds to be applied by the Trustee during the Funding Period (as defined herein) to pay to the Seller the purchase price for Subsequent Contracts. Monies on deposit in the Prefunding Account will not be available to cover losses on or otherwise make any payments with respect to the portion of the Certificate Balance represented by Contracts. Interest on the portion of the Certificate Balance represented by the Prefunded Amount will be payable from earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account and from payments made under the Capitalized Interest Agreement, and will not be payable from collections on the Contracts.


                             The Prefunding Account will be created with an initial deposit by the Seller of $10,085,832.00 (the "Prefunded Amount"). The "Funding Period" will be the period from the date the Certificates are issued (the "Closing Date") until the earliest to occur of (i) the date on which the remaining Prefunded Amount is less than $20,000, (ii) the date on which an Event of Default occurs or (iii)
                             the close of business on March   , 1998. During the
                             Funding Period, on one or more Subsequent Transfer Dates (as defined herein), the Prefunded Amount will be applied to purchase Subsequent Contracts from the Seller. The Seller expects that the Prefunded Amount will be reduced to less than $20,000 by the scheduled end of the Funding Period, although no assurances can be given in this regard. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account at the end of the Funding Period will be payable as principal to Certificateholders on the immediately following Distribution Date. See "The Certificates and the Agreement -- General" and "The Certificates and the Agreement -- The Prefunding Account; Mandatory Partial Prepayment of the Certificates."


Mandatory Partial
Prepayment.................  The Certificates will be prepaid in part on the
                             Distribution Date immediately succeeding the date on which the Funding Period ends in the event that any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Subsequent Contracts sold to the Trust during the Funding Period, including any such acquisition and conveyance on the date on which the Funding Period ends (a "Mandatory Partial Prepayment"). The amount to be distributed to Certificateholders in connection with any Mandatory Partial Prepayment will equal the remaining Prefunded Amount. See

                             "The Certificates and the Agreement -- The
                             Prefunding Account; Mandatory Partial Prepayment of the Certificates."


Capitalized Interest
Agreement..................  Onyx will enter into the Capitalized Interest
                             Agreement with the Seller, and the Seller will assign its interest therein to the Trust. The purpose of the Capitalized Interest Agreement is to cover the shortfall between interest distributable on the portion of the Certificate Balance represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent Contracts. The Capitalized Interest Agreement will be in effect from the Closing Date until April 15, 1998, which is the Distribution Date following the end of the Funding Period. The Capitalized Interest Agreement will provide for payment of the Capitalized Interest Amount on or before five business days prior to each Distribution Date, ending with the Distribution Date on April 15, 1998. The "Capitalized Interest Amount," with respect to any Collection Period is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding Account as of the first day of such Collection Period at the Pass-Through Rate plus (b) 1/12 of the premium for the Surety Bond on the Prefunded Amount minus (c) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account.



                             The obligation of Onyx to pay the Capitalized Interest Amount will be secured by funds on deposit in a segregated trust account to be maintained for the benefit of the Certificateholders and the Insurer (the "Capitalized Interest Account"). The amount required to be deposited in the Capitalized Interest Account will initially be equal to the maximum Capitalized Interest Amount that may become owing under the Capitalized Interest Agreement assuming that with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are purchased. On each Subsequent Closing Date, certain amounts shall be released to Onyx from the Capitalized Interest Account with respect to Subsequent Contracts acquired by the Trust on each Subsequent Transfer Date since the preceding Subsequent Closing Date, or the Closing Date, as the case may be. See "The Certificates and the Agreement -- Capitalized Interest Agreement and Capitalized Interest Account."



Servicing Fee..............  The Servicer will be responsible for managing, administering, servicing, and making collections on the Contracts. Compensation to the Servicer will consist of a monthly fee, payable from the Trust to the Servicer on each Distribution Date, in an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") multiplied by the Pool Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation investment earnings on Eligible Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract (the "Servicing Fee"). See "The Certificates and the Agreement -- Servicing Fee."

Surety Bond................  On the Closing Date, the Insurer will issue a principal/interest surety bond (the "Surety Bond") to the Trustee pursuant to an Insurance and Reimbursement Agreement (the "Insurance
                             Agreement"), dated as of December   , 1997, by and
                             among the Insurer, Onyx, the Seller and the Trustee. Pursuant to the Surety Bond, the Insurer will unconditionally and irrevocably guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date to the Trustee for the benefit of the Certificateholders. If on the Servicer Report Date with respect to any Distribution Date the amount on deposit and available in the Collection Account, after giving effect to all amounts deposited or payable from the Payahead Account, the Prefunding Account and/or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account) is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for the related Distribution Date, the Trustee, by delivering a notice to the Insurer, shall demand payment under the Surety Bond in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account and the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date. On the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account is less than all remaining unpaid interest and principal on the Certificates, the Insurer shall pay or cause to be paid an amount equal to such shortfall. See "The Certificates and the Agreement -- The Surety Bond."



Contracts..................  The Aggregate Scheduled Balance of the Initial
                             Contracts as of the Cut-Off Date was $155,914,168. As of the Cut-Off Date the Initial Contracts had a weighted average annual percentage rate of 14.70% and a weighted average remaining term of 56.4 months. Approximately 42.39% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "Rule of 78's Contracts"), and approximately 57.61% in accordance with the Simple Interest Method (the "Simple Interest Contracts"). Approximately 60.37% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date were originated in California, 8.51% in Arizona, 7.87% in Illinois, 7.04% in Florida, 6.60% in Washington and 5.21% in Nevada. No other state represents more than 5.0% of the Initial Contracts.


                             Substantially all of the Contracts (including the Subsequent Contracts) will have been originated by automobile dealerships ("Dealers") and assigned to Onyx, and a limited number of Contracts will have been originated by Onyx itself. All the Contracts will have been purchased by the Seller from Onyx and by the Trust from the Seller. The Seller is required to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect in a manner that materially and adversely affects the Certificateholders or the Insurer. All of the Contracts will have been selected by Onyx from its portfolio of motor vehicle installment sales contracts based upon the criteria specified in the Agreement.

                             No later than the second Business Day following the Business Day on which Onyx originates or acquires a Motor Vehicle Contract during the Funding Period, pursuant to the Purchase Agreement, Onyx will be obligated to sell, and the Seller will be obligated to purchase, those

                             Motor Vehicle Contracts that meet the eligibility requirements at a purchase price equal to the aggregate principal amount thereof. Pursuant to the Agreement and subject to the satisfaction of certain conditions described herein, the Seller will sell Subsequent Contracts to the Trust on each Subsequent Transfer Date. Payment for each such Subsequent Contract sold to the Trust shall be made by release to the Seller from the Prefunding Account of an amount equal to the amount paid by the Seller to Onyx for such Subsequent Contract. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $10,085,832.00, which is equal to the Prefunded Amount. On the Business Day preceding the first Distribution Date and on the Business Day preceding each Distribution Date immediately following a Subsequent Transfer Date, (each such date a "Subsequent Closing Date") UCC financing statements with respect to all Subsequent Contracts sold to the Trust since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing
                             Date) will be filed and all legal opinions, officers' certificates and other legal documentation with respect to the sale of such Subsequent Contracts to the Trust will be executed and delivered.


                             All collections of Monthly P&I, all prepayments on the Contracts collected by the Servicer and all amounts paid under the Surety Bond will be deposited in or credited to the Collection Account. Partial prepayments of Monthly P&I ("Payaheads") on Rule of 78's Contracts will be transferred on the Servicer Report Date to the Payahead Account, to be applied against future scheduled payments of Monthly P&I. Partial and full prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. All payments to the Certificateholders will be made from the Collection Account and certain funds remaining in the Collection Account following distributions to Certificateholders and others will be paid to the Insurer to be promptly distributed in accordance with the terms of the Insurance Agreement. See "The Contracts" and "The Certificates and the Agreement -- Payahead Account."


Optional Termination.......  The Servicer may purchase all of the Contracts on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution on such Distribution Date) has declined to 10% or less of the Cut-Off Date Scheduled Balance for all of the Initial Contracts plus the Prefunded Amount (the "Original Pool Balance"), subject to certain provisions in the Agreement. See "The Certificates and the Agreement -- Repurchase of Contracts."


Federal Income Tax
Status.....................  In the opinion of counsel to the Seller, the Trust will be treated for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on Trust assets and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. See "Certain Federal Income Tax Consequences."

ERISA Considerations.......  The Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") upon satisfaction of certain conditions described herein. See "ERISA Considerations."

Rating.....................  It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. This rating will be based primarily on the issuance of the Surety Bond by the Insurer. See "Risk
                             Factors -- Rating."

Registration of the
Certificates...............  The Certificates will initially be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in a Certificate through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued in certain limited circumstances. See "The Certificates and the Agreement."

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Certificates, and there will be no application to list the Certificates on an exchange. The Underwriter currently intends, but is not obligated, to make a market in the Certificates. However, there can be no assurance that the Underwriter will make such a market, that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

LIMITED OPERATING HISTORY OF ONYX

     All of the Initial Contracts were, and all of the Subsequent Contracts will be, originally purchased by Onyx from Dealers or originated by Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

     Onyx is still at an early stage of operations and is subject to all of the risks inherent in the establishment of a new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers in and beyond Onyx's present market region. Onyx experienced operating losses from inception through December 31, 1995. Onyx's operating losses for the years ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.1 million, respectively. Onyx's net income for the year ended December 31, 1996 was $7.7 million and for the nine month period ended September 30, 1997 was $1.9 million.

CERTAIN LEGAL ASPECTS -- THE CONTRACTS

     The transfer of the Contracts to the Trust is subject to the perfection requirements of the Uniform Commercial Code ("UCC"), as in effect in California. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will warrant that the Trust has good title free and clear of liens and encumbrances to each Initial Contract on the date the Certificates are issued (the "Closing Date"). The Seller will covenant to take such actions as are necessary to ensure that the Trust will have good title free and clear of all liens and encumbrances to each Subsequent Contract on each related Subsequent Transfer Date and will deliver all Subsequent Contracts to the Trustee on the related Subsequent Transfer Dates. The Subsequent Contracts delivered on each Subsequent Transfer Date will be physically held by the Trustee. Upon the Subsequent Closing Date, UCC-1 financing statements will be filed with respect to the related Subsequent Contracts to continue and maintain the Trust's perfection therein. The Agreement permits the Servicer with the consent of the Insurer (such consent not to be unreasonably withheld) to hold the Contracts on behalf of the Trustee and the Insurer after the filing of UCC-1 financing statements relating to the perfection of the Trust's security interest in the Contracts. Accordingly, if Onyx or the Seller sell and deliver a Contract to another purchaser, there is a risk that the purchaser could acquire an interest in the Contract superior to the interest of the Trust and the Certificateholders. Onyx will agree in the Agreement to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent that each Contract is secured by a Financed Vehicle. After a Contract is purchased or originated by Onyx and the appropriate application is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated, the certificate of title (or computerized title record in the case of Contracts originated in California, for which there will be no paper certificates) to the Financed Vehicle securing the Contract shows Onyx as the secured party holding a lien in the Financed Vehicle. When the Contracts are sold to the Seller and then to the Trust, Onyx remains the secured party named on the related certificates of title (or computerized title records in the case of Contracts originated in California), and such certificates (or electronic records) are not endorsed or otherwise marked to identify the Trustee as secured party, due to the administrative burden and expense of applying to the department of motor vehicles or similar state agency in each of the states of Contract origination to identify the Trustee as secured party, and because retaining Onyx's name as secured party enables Onyx to more efficiently service the Contracts. Even though the Trust is not identified as secured party, because the Trust has a security interest in the Contracts, it is the beneficial owner of the security interest in the related Financed Vehicles. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title (or computerized title record) that, through fraud or negligence, the security interest of the Trust could be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. Notwithstanding the failure of the Trust to have obtained a valid, first priority security interest in a Financed Vehicle, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of the Interest Distribution and the Principal Distribution on each Distribution Date. See "Certain Legal Aspects of the Contracts."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     It is intended by Onyx and the Seller that the transfer of the Contracts by Onyx to the Seller constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of Onyx's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result. Notwithstanding the holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law, the Insurer will remain unconditionally and irrevocably obligated on the Surety Bond to guarantee payment of the Interest Distribution and Principal Distribution on each Distribution Date. See "The Seller."

PREPAYMENT CONSIDERATIONS


     The rate of distribution of principal on the Certificates will depend on the rate of payment (including prepayments, liquidations and repurchases by the Seller or purchases by Onyx under certain conditions) on the Contracts which is not possible to predict and, as discussed under "Mandatory Partial Prepayment" immediately below, on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Prefunded Amount before the end of the Funding Period. Any full prepayments and repurchases of the Contracts can reduce the average life of the Contracts and the aggregate interest received by the Certificateholders over the life of the Certificates. Prepayments on Simple Interest Contracts will shorten the average life of such Contracts and, therefore, of the Certificates, because they will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts because such payments will be held in the name of Bankers Trust Company, acting on behalf of the Obligors and the Certificateholders, as their interests may appear, until passed through in accordance with the original schedule of payments for such Contracts. See "The Certificates and Agreement -- Payahead Account."


     Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "-- Limited Operating History of Onyx" and "Maturity and Prepayment Assumptions." Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.

MANDATORY PARTIAL PREPAYMENT

     The rate of distribution of principal on the Certificates will in part depend on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Prefunded Amount before the end of the Funding Period. No assurances can be given that sufficient Subsequent Contracts will be generated to avoid Mandatory Partial Prepayment of the Certificates. In the event Onyx does not generate, for purchase by the Trust, sufficient Subsequent Contracts to avoid Mandatory Partial Prepayment of the Certificates, the weighted average life of the Certificates will be shortened by any such Mandatory Partial Prepayment under the circumstances described under "The Certificates and the Agreement -- The Prefunding Account; Mandatory Partial Prepayment of the Certificates." Certificateholders will bear all reinvestment risk resulting from the payment of the Prefunded Amount due to Onyx's inability to generate sufficient additional Motor Vehicle Contracts during the Funding Period.

     Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Prefunded Amount remaining in the Prefunding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts sold to the Trust during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

GEOGRAPHIC CONCENTRATION


     Economic conditions in the states where the obligors under the Contracts (each, an "Obligor") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts. Approximately 60.37% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, 8.51% in Arizona, 7.87% in Illinois, 7.04% in Florida, 6.60% in Washington and 5.21% in Nevada. No other state represents more than 5.0% of the Initial Contracts. Accordingly, adverse economic conditions or other factors particularly affecting California, Arizona, Illinois, Florida, Washington or Nevada could adversely affect the delinquency, loan loss or repossession experience of the Trust.


LIMITED ASSETS

     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, amounts on deposit in the Prefunding Account, the right to receive payments under the Capitalized Interest Agreement (including from amounts on deposit in the Capitalized Interest Account) and the right to receive payments under the Surety Bond. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Trustee or any other person or entity except the Insurer. Consequently, holders of the Certificates will only be able to look to payments on the Contracts and the Surety Bond for payment.

RATING

     It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that a rating will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating may have on the liquidity or market value of the Certificates. Such ratings of the Certificates address the likelihood of the timely payment of each scheduled Interest Distribution and Principal Distribution, which are guaranteed by the Insurer pursuant to the Surety Bond. Therefore, the ratings are primarily dependent on the rating of the Insurer, and a change in the Insurer's rating may affect the ratings of the Certificates. See "Description of the Insurer" for a description of the Insurer's rating.

CONSUMER PROTECTION LAWS

     The Contracts are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Contracts. Any failure by the originator thereof to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Contracts. The Seller will make representations and warranties relating to the validity and enforceability of the Contracts and its compliance with applicable law in connection with its performance of the transactions contemplated by the Agreement. Pursuant to the Agreement, if the Trust's interest in a Contract is materially and adversely affected by the failure of such Contract to comply with the applicable requirements of any consumer protection law, such Contract will be repurchased by the Seller. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Contracts affected thereby will be required to be repurchased by the Seller. See "The Certificates and the Agreement -- Repurchase of Contracts" and "Certain Legal Aspects of the Contracts -- Repurchase Obligation."

                                   THE TRUST


     Pursuant to the Agreement, the Seller will establish the Onyx Acceptance Grantor Trust 1997-4 (the "Trust") by selling and assigning the following property (the "Trust Property") to Bankers Trust Company in its capacity as trustee of the Trust (the "Trustee") in exchange for the Certificates executed and authenticated by the Trustee: (i) the Contracts purchased from the Seller and secured by Financed Vehicles, (ii) certain documents relating to the Contracts, (iii) certain monies due under the Contracts on or after the Cut-Off Date (or, in the case of Subsequent Contracts, on or after the related Subsequent Transfer Date), (iv) security interests in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors and the right to certain proceeds under the Blanket Insurance Policy, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any income on Eligible Investments, which will be paid to the Servicer), (vi) the right of the Seller under the Purchase Agreement (as defined under "the Seller") to cause Onyx to repurchase certain Contracts under certain circumstances, (vii) the rights of the Seller under the Capitalized Interest Agreement (including the Seller's interest in amounts on deposit in the Capitalized Interest Account),
(viii) funds on deposit in the Prefunding Account, and (ix) all proceeds of the foregoing. The Trust Property will also include the benefits of the Surety Bond of the Insurer, proceeds of which will be available to the Trustee in the event collections from Obligors are insufficient to pay the Interest Distributions and Principal Distributions to Certificateholders and unpaid principal and interest on the Certificates on the Final Distribution Date. Each Certificate will represent a fractional undivided interest in the Trust.


     The Trust will be formed for this transaction pursuant to the Agreement and, prior to formation, will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Contracts, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any Motor Vehicle Contracts or assets other than the Subsequent Contracts and Subsequent Financed Vehicles described herein and will not have any need for additional capital resources.

                 THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS


     Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobile and light-duty trucks ("Motor Vehicle Contracts"). The Initial Contracts were, and the Subsequent Contracts will be, originated by Dealers and purchased by Onyx, except for a limited number of Contracts which were or will have been originated by Onyx itself. All of the Initial Contracts were, and all Subsequent Contracts will have been, sold to the Seller and then to the Trust. Onyx currently has agreements with over 2,300 Dealers, of which approximately 95.5% are franchised new car dealerships and approximately 4.5% are independent used car dealerships. The Dealers are located in metropolitan areas in the states in which the Contracts are or will be originated, which are California, Arizona, Washington, Oregon, Florida, Georgia, Nevada, Illinois, Indiana, Idaho, Colorado, New York, Utah and Virginia. Each Dealer from which

Onyx purchases Contracts has entered into an agreement with Onyx whereby the Dealer represents that it will comply with federal and state laws regarding motor vehicle financing, that the Dealer will obtain the requisite financial information required of the Obligor in order to extend credit, and that the Dealer will truthfully disclose to Onyx such financial information, the identity of the Obligor and other information in connection with the loan transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer.


     Approximately 60.37% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, 8.51% in Arizona, 7.87% in Illinois, 7.04% in Florida, 6.60% in Washington and 5.21% in Nevada. No other state represents more than 5.0% of the Initial Contracts. See "Risk Factors -- Geographic Concentration." The payment obligations of the Obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract (the "Financed Vehicles").


     Onyx services all of the Motor Vehicle Contracts and initially will serve as the primary servicer after the Motor Vehicle Contracts are sold by the Seller to the Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account recordkeeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS


     Onyx underwrites the Motor Vehicle Contracts through its ten regional contract purchasing offices (each, an "Auto Finance Center"), five of which are in California and one in each of Arizona, Florida, Nevada, Washington and Illinois. Motor Vehicle Contracts purchased from Oregon and Idaho are currently underwritten in the Washington Auto Finance Center, Motor Vehicle Contracts purchased from Indiana are underwritten in the Illinois Auto Finance Center, Motor Vehicle Contracts purchased from Georgia are underwritten in the Florida Auto Finance Center, Motor Vehicle Contracts purchased from Colorado and Utah are underwritten in the Nevada Auto Finance Center and Motor Vehicle Contracts purchased from New York and Virginia are currently underwritten in the Irvine Auto Finance Center. Each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Rule of 78's or the Simple Interest Method. See "The Contracts."


     To evaluate the potential purchase of a Motor Vehicle Contract, Onyx reviews the application package received from the Dealer originating the Motor Vehicle Contract, or in the case of Contracts originated by Onyx, the application package received from the Obligor, that sets forth the Obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the Financed Vehicle that secures the Motor Vehicle Contract. The credit applications do not consist of forms provided by Onyx. However, at the time a Dealer underwrites a Motor Vehicle Contract, Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx reviews information in the application and from credit bureau reports obtained by Onyx.

     Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the Obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the Financed Vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by an Onyx credit manager in evaluating the individual applications are (i) stability of the Obligor with specific regard to the Obligor's occupation, length of employment and length of residency, (ii) the Obligor's payment history based on information known directly by Onyx or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the Financed

Vehicle. The general policy of Onyx has been not to allow an Obligor's debt service-to-gross monthly income ratio to exceed 45%.

     After review of an application, an Onyx credit manager, via an electronic system utilized by Onyx, communicates an appropriate decision to the Dealer, or by telephone or otherwise to the Obligor in the case of Motor Vehicle Contracts originated by Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer or Obligor requires stipulations to the approval, (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer or Obligor, and become a condition of the approval. Subsequent to approval, the Dealer will (if Onyx is the chosen source of financing) forward the necessary documentation to Onyx, which consists of the following: (i) a signed application; (ii) the only original and a copy of the executed contract; (iii) an agreement by the Obligor to provide insurance;
(iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the Financed Vehicle; (viii) vehicle valuation documentation acceptable to Onyx; and (ix) any other required documentation.

     Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to an Onyx contract processor for a pre-funding audit. The contract processor then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).

     The amount advanced by Onyx under any Motor Vehicle Contract does not exceed (i) for a new Financed Vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit insurance, or (ii) for a used Financed Vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees and extended warranty (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the Financed Vehicle. These adjustments are made to assure that the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the Obligor with respect to the purchase of the Financed Vehicle.

     Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.

INSURANCE

     Each related Motor Vehicle Contract requires the Obligor to obtain comprehensive and collision insurance with respect to the related Financed Vehicle with Onyx as a loss payee. Onyx does not presently track whether Obligors maintain the required insurance. To protect against losses with respect to Obligors who do not obtain or maintain any insurance, or who do not obtain or maintain the right type or level of insurance, Onyx has purchased limited comprehensive and collision insurance, referred to as the "Blanket Insurance Policy" coverage. The Blanket Insurance Policy provides Onyx with protection on each uninsured or underinsured Financed Vehicle against total loss, damage or theft. Onyx has obtained its Blanket Insurance Policy from United Financial Casualty Company, which is rated "A" by A.M. Best & Co. For the Blanket Insurance Policy, Onyx is assessed a premium based on each Motor Vehicle Contract acquired. The insurer under the Blanket Insurance Policy is required to settle any claim complying with the policy conditions within 60 days from the date reported. Onyx has paid the premium for the Blanket Insurance Policy allocable to each Initial Contract sold to the Trust prior to such Initial Contract's sale to the Trust and will pay the premium at each Subsequent Transfer Date for the Subsequent Contracts. The proceeds under the Blanket Insurance Policy, to the extent they relate to any Contract, will constitute part of the Trust Property.

COLLECTION PROCEDURES

     Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Irvine collection center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An Obligor is considered delinquent when he or she has failed to make a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each, a "Due Date").

     To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. ("OCS") to provide tracking and notification of delinquencies. The collection system provides relevant Obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also records an Obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Motor Vehicle Contracts. Onyx utilizes a predictive dialing system centrally located within its Irvine headquarters to make phone calls to Obligors whose payments are past due by more than eight days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of Obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach Obligors, the system gives a single collector, on average, the ability to speak with and work 250 to 300 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collection management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all Obligors who cannot be reached by telephone.

     Once an Obligor is 20 days or more delinquent, those accounts are assigned to specific collectors at the Irvine collection center who have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying Obligors, Onyx uses Western Union "Quick Collect," which allows an Obligor to pay at numerous locations any late payments and Onyx to print at its Irvine headquarters a check evidencing the payment. Onyx also uses an automatic payment system that allows an Obligor to authorize Onyx to present a draft on the Obligor's bank account directly to the Obligor's bank for payment to Onyx.


     Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the Financed Vehicle. However, if a Motor Vehicle Contract is deemed uncollectible, if the Financed Vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the Obligor voluntarily surrenders the Financed Vehicle, Onyx may repossess it without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and the other states in which the Contracts were or will be originated, after repossession the Obligor generally has an additional period of up to 15 days to redeem the Financed Vehicle before the Financed Vehicle may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.


     Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the Financed Vehicle or the Obligor, or because of a discharge of the Obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

     Upon repossession and sale of the Financed Vehicle, any deficiency remaining is pursued against the Obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the Agreement requires that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

     Onyx offers certain credit-related extensions to Obligors. Generally, these extensions are offered only when (i) Onyx believes that the Obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there have been no more than two credit-related extensions granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of Onyx's collection manager and an Auto Finance Center manager.

DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1994. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers or originated by Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors."


     The delinquency and loss levels of the Motor Vehicle Contracts in Onyx's portfolio at December 31, 1996 and September 30, 1997 were higher than in prior periods due generally to the seasoning of such contracts. In addition, the increase in delinquency and loss levels at December 31, 1996 and September 30, 1997 were influenced by disproportionately high delinquency and loss levels of the Motor Vehicle Contracts originated through the third quarter of 1996 through Onyx's North Hollywood Auto Finance Center. The North Hollywood Auto Finance Center had a higher concentration of used car dealerships than Onyx's other Auto Finance Centers, and this concentration of used car dealerships was principally responsible for the deterioration in the performance of the portion of Onyx's portfolio that was originated from July 1995 to September 1996. Onyx expects the increase in delinquency and loss levels will continue through at least year end 1997.


     To address the performance issues of the North Hollywood Auto Finance Center, management re-evaluated all used car dealerships from which Onyx purchases Motor Vehicle Contracts to ensure that such dealerships met Onyx's underwriting criteria, and Onyx terminated relationships with a majority of the used car dealerships serviced by the Center.

     Management further enhanced the credit review process by promoting a senior credit manager to the position of Chief Credit Officer and by increasing staffing in the credit review department. This department continues to audit contracts within a few days after funding. The results of the audits are communicated back to the originating office on a daily basis.

     In addition, during the fourth quarter of 1996 and first quarter of 1997 management further enhanced the collections process by completing the centralization of collections at Onyx's Irvine headquarters and hiring a manager with over 25 years of collections experience to head the department. Collections were previously handled at each of Onyx's Auto Finance Centers, each of which was responsible for collections in certain geographic areas. Centralized collections is intended to reduce cost and enhance effectiveness by enabling personnel to specialize in specific stages of the collections process, rather than focusing on specific geographic areas. For example, a collections officer previously working at a regional Auto Finance Center might have focused on a particular geographic region and covered all stages of collections (e.g., from delinquencies through bankruptcies). In the centralized collections operation, this officer might cover all geographic areas, but focus on a particular stage of collections (e.g., 60-day delinquencies).

        DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                        AT DECEMBER 31,      AT DECEMBER 31,       AT DECEMBER 31,       AT SEPTEMBER 30,
                             1994                  1995                  1996                  1997
                       -----------------    ------------------    ------------------    ------------------
                       AMOUNT      NO.       AMOUNT      NO.       AMOUNT      NO.       AMOUNT      NO.
                       -------    ------    --------    ------    --------    ------    --------    ------
Servicing portfolio... $74,581     6,893    $218,207    20,156    $400,665    38,275    $649,563    62,977
Delinquencies
  30-59 days(1)(2).... $    15         2    $  1,608       153    $  5,022       478    $  9,467       974
  60-89 days(1)(2)....      27         4         470        35       1,816       162       2,904       296
  90+ days(1)(2)......      12         1         547        42       1,279       111       2,920       264
Total delinquencies as
  a percent of
  servicing
  portfolio...........     .07%      .10%       1.20%     1.14%       2.03%     1.96%       2.35%     2.44%

---------------
(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was .00%, .24%, .56% and 1.05% at December 31, 1994, 1995, 1996 and at September 30,
    1997, respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.

                   LOAN LOSS EXPERIENCE FOR THE PERIODS ENDED
                             (DOLLARS IN THOUSANDS)


                                                          YEAR ENDED                  NINE MONTHS
                                               ---------------------------------         ENDED
                                                DEC.                                 -------------
                                                 31,       DEC. 31,     DEC. 31,     SEPTEMBER 30,
                                                1994         1995         1996           1997
                                               -------     --------     --------     -------------
Number of Motor Vehicle Contracts
  outstanding.................................   6,893       20,156       38,275          62,977
Period end outstanding........................ $74,581     $218,207     $400,665       $ 649,563
Average outstanding...........................  29,301      141,029      311,340         518,898
Number of gross charge-offs...................       0          197          987           1,466
Gross charge-offs............................. $     0     $  548.2     $5,789.2       $   8,987
Net charge-offs(1)............................ $     0     $  528.7     $5,066.1       $   7,881
Net charge-offs as a percent of period end
  outstanding.................................     0.0%         .24%        1.26%           1.62%(2)
Net charge-offs as a percent of average
  outstanding.................................     0.0%         .37%        1.63%           2.03%(2)


---------------
(1) Net charge-offs are gross charge-offs minus recoveries of Motor Vehicle Contracts previously charged off.

(2) Annualized.

                                 THE CONTRACTS


     All of the Contracts will have been purchased by the Seller from Onyx. Substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been originated by Onyx itself. See "The Onyx Portfolio of Motor Vehicle Contracts." Each of the Contracts in the Trust (including each Subsequent Contract) will be a fixed rate contract pursuant to which the allocation of each payment between interest and principal is calculated using the Rule of 78's or the Simple Interest Method. Approximately 42.39% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "Rule of 78's Contracts"), and approximately 57.61% in accordance with the Simple Interest Method (the "Simple Interest Contracts"). Rule of 78's Contracts provide for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate as set forth in the Contract ("APR"). Under the Rule of 78's, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a contract governed by the Rule of 78's has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.


     For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "Simple Interest Method"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

     The purchase price paid by the Trust for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date, calculated either under the Rule of 78's or the Simple Interest Method. For each of the Contracts the term "Cut-Off Date Scheduled Balance" means the principal balance of such Contract as of the Cut-Off Date. For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the actuarial method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date if each Contract had been amortized from origination under the actuarial method. The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled

Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "Recomputed Actuarial Method").


     The Initial Contracts were, and the Subsequent Contracts will be, selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "Eligibility Requirements"). No selection procedures were used with respect to the Initial Contracts and none will be used with respect to the Subsequent Contracts that are adverse to the Certificateholders or the Insurer. Approximately 22.47% of the Aggregate Scheduled Balance of the Initial Contracts are secured by new Financed Vehicles and approximately 77.53% of the Aggregate Scheduled Balance of the Initial Contracts are secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Agreement.


     The Seller has represented that all of the Contracts included in the Trust satisfy the following Eligibility Requirements:


          (a) Such Contracts are or will be secured by new or used automobiles or light-duty trucks;


          (b) Such Contracts have remaining maturities as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, of not more than 72 months;

          (c) Such Contracts have or will have original maturities of not more than 72 months;

          (d) Such Contracts (i) are or will be fully-amortizing fixed rate contracts which provide for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments) and
     (ii) have or will have yields (using the Recomputed Yield for the Rule of
     78's Contracts) that equal or exceed      %;

          (e) Such Contracts are or will be secured by Financed Vehicles that, as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, have not been repossessed without reinstatement;

          (f) Such Contracts have or will have no payment more than 30 days past due as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable;

          (g) Such Contracts have or will have remaining principal balances as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable of at least $500;


          (h) Such Contracts were or will be made to Obligors located in the states of Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Nevada, New York, Oregon, Utah, Virginia and Washington; and


          (i) As of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, the Seller has not received notice that any of the related Obligors has filed for bankruptcy.

     Set forth below is data concerning the Initial Contracts originated prior to the Cut-Off Date which, as of such date, had an Aggregate Scheduled Balance of $155,914,168.



                      COMPOSITION OF THE INITIAL CONTRACTS



      Aggregate principal balance.............................  $155,914,168
      Number of Initial Contracts.............................  12,974
      Average principal balance outstanding...................  $12,017.43
      Average original amount financed........................  $12,118.79
      Original amount financed (range)........................  $800.00 to $67,804.84
      Weighted average APR....................................  14.70%
      APR (range).............................................  7.90% to 39.99%
      Weighted average original term..........................  57.3 months
      Original term (range)...................................  12 to 72 months
      Weighted average remaining term.........................  56.4 months
      Remaining term (range)..................................  8 to 72 months


                 DISTRIBUTION BY APRS OF THE INITIAL CONTRACTS


                                                                                           % OF
                                            NUMBER OF       % OF                         AGGREGATE
                                             INITIAL       INITIAL       PRINCIPAL       SCHEDULED
                 APR RANGE(1)               CONTRACTS     CONTRACTS       BALANCE         BALANCE
    --------------------------------------  ---------     ---------     ------------     ---------
    7.001% to 8.000%......................       103           .79%     $  1,779,363         1.14%
    8.001% to 9.000%......................       636          4.90        10,177,162         6.53
    9.001% to 10.000%.....................       850          6.55        12,451,540         7.99
    10.001% to 11.000%....................       827          6.37        11,482,107         7.36
    11.001% to 12.000%....................       777          5.99        10,702,393         6.86
    12.001% to 13.000%....................       884          6.81        11,595,447         7.44
    13.001% to 14.000%....................     1,123          8.66        14,506,153         9.30
    14.001% to 15.000%....................     1,210          9.33        15,088,951         9.68
    15.001% to 16.000%....................     1,115          8.59        13,274,378         8.51
    16.001% to 17.000%....................     1,005          7.75        11,732,382         7.52
    17.001% to 18.000%....................     1,096          8.45        12,004,791         7.70
    18.001% to 19.000%....................       676          5.21         7,092,703         4.55
    19.001% to 20.000%....................       662          5.10         6,600,206         4.23
    20.001% to 21.000%....................     1,299         10.01        12,982,761         8.33
    21.001% and over......................       711          5.49         4,443,831         2.85
                                              ------        ------      ------------       ------
              Totals......................    12,974        100.00%     $155,914,168       100.00%
                                              ======        ======      ============       ======


---------------


(1) Because the principal balance of each such Contract sold to the Trust is the Cut-Off Date Scheduled Balance, which in the case of Rule of 78's Contracts is higher than what the principal balance of the Rule of 78's Contracts would have been had principal and interest been allocated from the date of origination in accordance with the actuarial method, the Recomputed Yield for each Rule of 78's Contract is less than the APR of such Contract specified herein. On a weighted average basis, the yield for all the Initial Contracts, using the Recomputed Yield for the Rule of 78's Contracts, in the
    aggregate, is      %. See "The Contracts."

               GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS


                                                                                           % OF
                                            NUMBER OF       % OF                         AGGREGATE
                                             INITIAL       INITIAL       PRINCIPAL       SCHEDULED
                                            CONTRACTS     CONTRACTS       BALANCE         BALANCE
                                            ---------     ---------     ------------     ---------
    Arizona...............................     1,090          8.40%     $ 13,272,275         8.51%
    California............................     7,710         59.43        94,118,540        60.37
    Colorado..............................        53          0.41           601,120         0.39
    Florida...............................       861          6.64        10,973,648         7.04
    Georgia...............................        45          0.35           616,790         0.40
    Idaho.................................         6          0.05            64,086         0.04
    Illinois..............................       943          7.27        12,270,557         7.87
    Indiana...............................       160          1.23         1,911,854         1.23
    Nevada................................       677          5.22         8,118,502         5.21
    New York..............................         3          0.02            21,876         0.01
    Oregon................................       386          2.98         3,612,670         2.32
    Utah..................................         1          0.01             3,180         0.00
    Virginia..............................         3          0.02            33,624         0.02
    Washington............................     1,036          7.99        10,295,447         6.60
                                              ------        ------      ------------       ------
              Total.......................    12,974        100.00%     $155,914,168       100.00%
                                              ======        ======      ============       ======

                      MATURITY AND PREPAYMENT ASSUMPTIONS

     The Contracts are or will be prepayable in full by the Obligors at any time without penalty. Prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Rule of 78's Contracts however will be treated as Payaheads and will not be passed through until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. See "The Certificates and the Agreement -- Payahead Account." To the extent that any Contract is prepaid in full ("Full Prepayment") whether by the Obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the Agreement, purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the Agreement or as a result of an exercise by the Servicer of its option to purchase the Trust Property. See "The Certificates and the Agreement -- Repurchases of Contracts."

     In addition, the weighted average maturity of the Certificates will be reduced to the extent that sufficient additional Motor Vehicle Contracts are not generated for purchase by the Trust with the Prefunded Amount before the end of the Funding Period, because any remaining Prefunded Amount will be included in the Principal Distribution made to Certificateholders on the Distribution Date at or immediately following the end of the Funding Period, but in no event later than the April 15, 1998 Distribution Date. Although Onyx believes that sufficient additional Motor Vehicle Contracts will be originated for purchase with the Prefunded Amount by the end of the Funding Period, no assurances can be given in that regard. Certificateholders will bear all reinvestment risk resulting from prepayment of the Contracts. See "Risk Factors -- Prepayment Considerations."

     The rate of Full Prepayments by Obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates.


     California law and the law of some other states require that retail installment sales contracts such as the Contracts permit full prepayment without penalty. Any Full Prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts."


     Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. Certificate Owners will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.

                              YIELD CONSIDERATIONS

     Interest due will be passed through on each Distribution Date in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period (or the Original Pool Balance, in the case of the first Distribution
Date). In the event of a principal prepayment on a Contract during a Collection Period, Certificateholders will receive interest for the full month on the related Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest."

     Although the Contracts have different APRs, the yield on each individual Contract, using the Recomputed Yield for Rule of 78's Contracts, will equal or
exceed      %. Therefore, disproportionate rates of prepayments between
Contracts with higher and lower APRs will not affect the yield to Certificateholders.

                                  POOL FACTOR

     The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a Certificateholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Pool Factor for that month.

     Pursuant to the Agreement, Certificateholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor, and various other items of information.
Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates and the Agreement."

                                USE OF PROCEEDS


     The net proceeds to be received by the Seller from the sale of Certificates will be used to repay certain indebtedness incurred in connection with its acquisition of the Contracts, to fund the Prefunded Amount to permit the purchase of Subsequent Contracts during the Funding Period and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Certificates.


                                   THE SELLER

     The Seller is a wholly-owned, limited purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is located at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618. The telephone number of such office is (714) 753-1191.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Contracts from Onyx and transferring such Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of any Insolvency Law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates could occur or reductions in the amounts of such distributions could result.

     The Contracts have been and will be sold by Onyx to the Seller from time to time pursuant to a Sale and Servicing Agreement dated as of September 8, 1994, as amended (the "Purchase Agreement"). The Initial Contracts were sold and the Subsequent Contracts will be sold by the Seller to the Trust pursuant to the Agreement. Onyx and the Seller intend that the transfer of the Contracts by Onyx to the Seller under the Purchase Agreement constitute a "true sale" of the Contracts to the Seller. If the transfer constitutes such a "true sale," the Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx under Section 541 of the United States Bankruptcy Code (the "Bankruptcy Code") should Onyx become the subject of a bankruptcy case subsequent to the transfer of the Contracts to the Seller.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Contracts to the Seller, the transfer of the Contracts by Onyx to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

                                  THE SERVICER


     The Contracts initially will be serviced by Onyx Acceptance Corporation ("Onyx"). Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock which was successfully completed in March 1996 and all stock offered in connection with such public offering was sold. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships within California, and to an increasing degree in other states across the country. Onyx has been in existence for over three years and is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of motor vehicle installment contracts.



     Onyx is headquartered in Irvine, California and operates ten Auto Finance Centers, five in California and one in each of Arizona, Florida, Nevada, Washington and Illinois. The California centers are located in: (i) Orange and Metropolitan Los Angeles Counties, (ii) North Los Angeles and Ventura Counties,
(iii) the San Francisco Bay Area, (iv) Riverside and San Bernardino Counties,
(v) San Diego County, and (vi) Sacramento County. Through these offices, Onyx is able to service the most populous California counties including Los Angeles, Riverside, San Bernardino, Ventura, Orange, San Diego, San Francisco, Santa Clara, Alameda, San Mateo, Santa Cruz, Marin, Contra Costa, and Sacramento counties. In addition, Onyx services Oregon and Idaho through its Washington center. The Arizona center is located in Phoenix, and is able to service the Phoenix metropolitan and suburban areas. The Washington center is located in Seattle and is able to service the Seattle metropolitan and suburban areas and Oregon and Idaho. The Nevada center is located in Las Vegas and is able to service the Las Vegas metropolitan and suburban areas as well as Colorado and Utah. The Florida center is located in Deerfield Beach and is able to service Florida and Georgia. The Illinois office is located in Rosemont and services the Chicago metropolitan area and Indiana. All other states are currently serviced by the Irvine office. Onyx currently has agreements with over 2,300 Dealers.


     Onyx acquires individual motor vehicle installment contracts from Dealers, and to a lesser extent directly originates such contracts, after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts." Onyx has acquired motor vehicle installment contracts totaling approximately $1 billion from commencement of operations through September 30, 1997. As of September 30, 1997, Onyx has amassed a servicing portfolio of approximately $649.6 million. As of September 30, 1997, approximately 84% of Onyx's servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 16% secured by new motor vehicles. As of September 30, 1997, Onyx had total assets of approximately $128 million and stockholders' equity of $40 million.

     Onyx finances its acquisition of motor vehicle installment contracts on a short term basis through a commercial paper conduit program and has previously financed its acquisition of motor vehicle installment contracts on a long term basis through sales of Contracts to grantor trusts.

                       THE CERTIFICATES AND THE AGREEMENT

     The Certificates will be issued pursuant to the Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

     The Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a denomination that includes any residual portion of the Original Pool Balance. Each Certificate will rank pari passu with each other Certificate. The Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co. ("Cede"), as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Certificates (each a "Certificate Owner") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "The Certificates and the Agreement -- Book-Entry Registration" and "-- Definitive Certificates."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     On each Distribution Date, monthly interest due on the Contracts (the "Interest Distribution") at a rate equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period will be distributed on a pro rata basis to the Certificateholders of record as of the related Record Date. The amount of interest payable on the Certificates on the first Distribution Date will be per $1,000 dollars. The "Pool Balance" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer, plus the amount, if any, remaining on deposit in the Prefunding Account on such date (excluding investment earnings thereon). Interest will be paid (i) to the extent of the portion of the Pool Balance represented by Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, and (ii) to the extent of the portion of the Pool Balance represented by the Prefunded Amount from investment earnings thereon, and from payments under the Capitalized Interest Agreement. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts the

Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "Collection Period" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. Each Interest Distribution will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless and until Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "Record Date" will be the Business Day prior to such Distribution Date. If Definitive Certificates are issued, the related "Record Date" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate on or after the Final Distribution Date (or such earlier termination date as is provided by the Agreement) at the office or agency of the Trustee maintained for that purpose.


     On each Distribution Date, the Principal Distribution for the related Collection Period will be passed through to the Certificateholders. The "Principal Distribution" on any Distribution Date will be an amount equal to the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Distribution Date immediately on or following the last day of the Funding Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "Aggregate Scheduled Balance Decline" for any Distribution Date will be the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period (excluding any Contracts added as Subsequent Contracts during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "Aggregate Scheduled Balance" of the Contracts is the sum of the Scheduled Balances of each Contract. The "Scheduled Balance" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "Monthly P&I") on or prior to the date of calculation that is allocable to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "Liquidated Contract" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds constituting the final amounts recoverable have not been received; provided, however, that in any event a Contract that is delinquent in the amount of five monthly payments at the end of a Collection Period is a Liquidated Contract. A "Defaulted Contract" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly payments or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.


     The Monthly P&I for a Contract due on each Due Date is substantially equal for the term of the Contract. The Scheduled Balance of each Contract as of the Cut-Off Date, which will be treated as being equal to the Cut-Off Date Scheduled Balance, will be set forth in a schedule to the Agreement. The yield of each Contract (using the Recomputed Yield for Rule of 78's Contracts) will at least
equal      %.

     At the issuance of the Certificates, the initial aggregate principal amount of the Certificates will equal the sum of the Aggregate Scheduled Balance of all the Initial Contracts as of the Cut-Off Date plus the Prefunded Amount.

THE PREFUNDING ACCOUNT; MANDATORY PARTIAL PREPAYMENT OF THE CERTIFICATES


     The Prefunding Account. The Servicer will establish an account in the name of the Trustee for the benefit of the Certificateholders into which the Prefunded Amount (which equals $10,085,832.00, or approximately 6% of the Original Pool Balance) will be deposited on the Closing Date from the net proceeds received from the sale of the Certificates and from which monies will be released during the Funding Period to purchase Subsequent Contracts from the Seller (the "Prefunding Account"). The Funding Period will be the period from the Closing Date until the earliest to occur of (i) the date on which the Prefunded Amount is less than $20,000, (ii) the date on which an Event of
Default occurs, or (iii) the close of business on March   , 1998, which is 90
days after the Closing Date.



     The Prefunding Account will be an Eligible Account. An "Eligible Account" is (i) a trust account that is either (a) maintained by the Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer. The Prefunding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Contracts. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account as of the end of the Funding Period will be payable as described below as prepayment of principal to the Certificateholders. Monies on deposit in the Prefunding Account may be invested in Eligible Investments in the manner described in the Agreement. Earnings on investment of funds in the Prefunding Account will be used, together with the Capitalized Interest Amount paid under the Capitalized Interest Agreement, to pay the Pass-Through Rate on the portion of the Pool Balance relating to the Prefunding Account. The Trust will not be required to register under the Investment Company Act of 1940.


     Upon each conveyance of Subsequent Contracts on each Subsequent Transfer Date to the Trust, an amount equal to the purchase price paid by the Seller to Onyx for such Subsequent Contracts on the related Subsequent Transfer Date will be released from the Prefunding Account and paid to the Seller.

     Mandatory Partial Prepayment of the Certificates. The Certificates will be subject to partial Mandatory Partial Prepayment on the Distribution Date immediately at or succeeding the date on which the Funding Period ends, to the extent that any portion of the Prefunded Amount, exclusive of any investment earnings thereon, remains on deposit in the Prefunding Account after giving effect to the purchase by the Seller and conveyance to the Trust of any Subsequent Contracts on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.


     Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Prefunded Amount remaining in the Prefunding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts purchased by the Trust and delivered to the Trustee during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.


CAPITALIZED INTEREST AGREEMENT AND CAPITALIZED INTEREST ACCOUNT


     Simultaneously with the sale and assignment of the Contracts by the Seller to the Trust, Onyx and the Seller will enter into the Capitalized Interest Agreement, pursuant to which Onyx will be obligated to pay the Capitalized Interest Amount, if any, on or before five business days prior to each Distribution Date, ending with the Distribution Date following the end of the Funding Period. The Seller will assign its rights under the Capitalized Interest Agreement to the Trust. The purpose of the Capitalized Interest Agreement is to cover the shortfall between interest distributable on the portion of the Pool Balance represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent Contracts. The Capitalized Interest Agreement will be in effect from the Closing Date until April 15, 1998, which is the Distribution Date following the end of the Funding Period. Payments of the Capitalized Interest Amounts due under the Capitalized Interest Agreement will be secured by funds on deposit in a segregated trust deposit account (the "Capitalized Interest Account") established in the name of

Bankers Trust Company, acting as agent for the benefit of the Certificateholders and the Insurer (in such capacity, the "Capitalized Interest Agent"). The Capitalized Interest Account will be an Eligible Account. Monies on deposit in the Capitalized Interest Account may be invested in Eligible Investments in the manner described in the Agreement.



     The amount required to be deposited in such Capitalized Interest Account on the Closing Date will be the maximum aggregate Capitalized Interest Amounts that may become owing under the Capitalized Interest Agreement, assuming that, with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are acquired. The "Capitalized Interest Amount," with respect to any Distribution Date for any Collection Period up through the last Collection Period in the Funding Period, is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding Account as of the first day of such Collection Period at the Pass-Through Rate plus (b) 1/12 of the premium for the Surety Bond on the Prefunded Amount minus (c) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account. On each Subsequent Closing Date, an amount will be released to Onyx from the Capitalized Interest Account so that the amount remaining in the account after such release will equal the maximum Capitalized Interest Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust. Any amounts remaining on deposit in the Capitalized Interest Account after the Mandatory Partial Prepayment of that portion of the Prefunded Amount not used to purchase Subsequent Contracts will be released to Onyx on the date of such Mandatory Partial Prepayment.


THE SURETY BOND

     If on any Servicer Report Date the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from the Payahead Account, the Prefunding Account or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account) with respect to the related Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for the related Distribution Date, the Trustee by delivering a notice to the Insurer shall demand payment under the Surety Bond in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account. The Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date.

     If on the Business Day preceding the Final Distribution Date, any principal amount of Certificates is still outstanding, then the Trustee shall demand payment on the Surety Bond in an amount equal to the amount by which the outstanding principal amount of the Certificates, plus interest thereon at the Pass-Through Rate, exceeds the amount on deposit in the Collection Account which is available for distribution on the Final Distribution Date. The Insurer shall pay or cause to be paid such amount to the Trustee pursuant to the Trustee's instructions for credit to the Collection Account and on the Final Distribution Date, the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders.

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Certificates through DTC if they are participants of such system, or indirectly through organizations which are participants ("Participants") in such system.

     Cede, as nominee for DTC, will hold one or more global Certificates. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the

Underwriter). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to the particular portion of the Certificates represented by the undivided interests held by Participants which have directed DTC, on their behalf, to take such action. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form in denominations of $1,000 and integral multiples thereof to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Trustee or the Seller are unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate more than 50% of the Pool Balance advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates through any depositary is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (collectively, "Holders").

     Distribution of principal of and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest Distributions and Principal Distributions on each Distribution Date and on the Final Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment of any Certificate (whether Definitive Certificates or the Certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE CONTRACTS

     At the time of issuance of the Certificates, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Initial Contracts and the proceeds thereof, including its security interests in the Initial Financed Vehicles. Concurrently with the sale and assignment of the Initial Contracts, the Seller will sell and assign to the Trustee, against payment therefor from the Prefunded Amount, all of the Seller's interest in the Subsequent Contracts thereafter created and delivered to the Trustee. Each Initial Contract will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriter against payment to the Seller of the net purchase price of the sale of the Certificates. Pursuant to the Purchase Agreement, prior to sale of the Initial Contracts to the Trustee and the issuance of the Certificates, Onyx sold and assigned to the Seller Onyx's entire interest in the Initial Contracts.

     During the Funding Period, pursuant to the Purchase Agreement, Onyx will be obligated to sell and the Seller will be obligated to purchase, Subsequent Contracts. On each Subsequent Transfer Date, Onyx will sell and assign to the Seller, without recourse, its entire right, title and interest in and to Subsequent Contracts, including its security interest in the Subsequent Financed Vehicles. The purchase price to be paid to Onyx for each Subsequent Contract will equal the principal balance thereof as of the related Subsequent Transfer Date. Pursuant to the Agreement, the Seller will in turn sell the Subsequent Contracts to the Trust. Each Subsequent Contract will be sold to the Trust within two Business Days of its acquisition by Onyx. In connection with each purchase of Subsequent Contracts, the Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Onyx for such Subsequent Contracts, which purchase price will be paid from monies on deposit in the Prefunding Account. Each Subsequent Contract delivered to the Trustee on each Subsequent Transfer Date will be accompanied by a certificate of the Seller (a "Transfer Certificate") setting forth the aggregate principal balance of the related Subsequent Contracts, the aggregate principal balance of the Subsequent Contracts delivered to the Trustee during the Funding Period up to and including such Subsequent Transfer Date and an affirmation of the representations and warranties set forth in the Agreement with respect to the Seller and such Subsequent Contracts. Upon the conveyance of Subsequent Contracts to the Trust on a Subsequent Transfer Date, the Pool Balance will increase in an amount equal to the aggregate Cut-Off Date Scheduled Balance of such Subsequent Contracts as of the related Subsequent Transfer Date.

     Each conveyance of Subsequent Contracts will be subject to the following conditions, among others: (i) such Subsequent Contracts must satisfy the Eligibility Requirements; (ii) such Subsequent Contracts were not selected by Onyx or the Seller in a manner that either believes is adverse to the interests of the Certificateholders or the Insurer; (iii) the weighted average APR of the Contracts (after giving effect to the
purchase of the related Subsequent Contracts) is not less than      %; (iv) the
weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date will not be greater than 72 months; and (v) the Seller and the Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of the Certificates.


     On the Business Day preceding each Distribution Date during and immediately following the Funding Period (each such date a "Subsequent Closing Date") UCC-1 financing statements will be filed naming the Seller as seller and the Trustee as the purchaser with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing Date) and all legal opinions, officers' certificates and other documentation necessary with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, as the case may be) will be executed and delivered. Failure to comply with any of the conditions set forth in the Agreement with respect to a Subsequent Closing Date will be deemed to be a breach of a representation and warranty with respect to the Subsequent Contracts to which such Subsequent Closing Date relates and accordingly the Seller will be obligated to repurchase such Subsequent Contracts from the Trust as described below.

     Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

     Pursuant to the Agreement, the Seller will represent to the Trustee and the Trust for the benefit of holders of the Certificates and the Insurer that: (i) each Contract contains or will contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; (ii) each Contract and the sale of the related Financed Vehicle at the date of origination complied or will comply in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale;
(iii) each Contract constitutes or will constitute the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) as of the Closing Date or related Subsequent Transfer Date, as applicable, each Contract was or will be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is or will be assignable and has been or will be so assigned by the Seller to the Trust; (v) as of the Closing Date or related Subsequent Transfer Date, as applicable, the Seller had or will have good and marketable title to and was or will be the sole owner of each Contract, free of liens, claims, encumbrances and rights of others; (vi) as of the Closing Date or related Subsequent Transfer Date, as applicable, there are no rights of rescission, offset, counterclaim, or defense, and the Seller had or will have had no knowledge of the same being asserted or threatened, with respect to any Contract; (vii) as of the Closing Date or related Subsequent Transfer Date, as applicable, the Seller had or will have had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Contract; (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date or related Subsequent Transfer Date, as applicable, the Seller has or will have had no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Contract exists, and the Seller has or will have had no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract exists, and the Seller has not waived any of the foregoing; (ix) each Contract requires or will require that the Obligor thereunder obtain comprehensive and collision insurance covering the related Financed Vehicle; (x) each Contract was or will be acquired from a dealer with whom Onyx ordinarily does business (except for Contracts originated by Onyx);
(xi) no adverse selection procedures were utilized in selecting the Contracts;
(xii) scheduled payments under each Contract have been or will be applied in accordance with the method for allocating principal and interest set forth in the Contract (either the Rule of 78's or Simple Interest Method); and (xiii) there is or will be only one original of each Contract and such original is or will be held by the Trustee as custodian on behalf of the Trust and Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Contract does not meet any of the criteria in the Agreement and such failure materially and adversely affects the interests of the Certificateholders or the Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the Trustee at a price equal to the Scheduled Balance thereof plus accrued interest (the "Repurchase Amount"). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Contract to meet any of the criteria set forth in the Agreement.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

     The Servicer will cause all collections made on the Contracts during a Collection Period to be deposited in or credited to an account (the "Collection Account") established by the Servicer under the Agreement. Funds in the Collection Account will be invested in Eligible Investments by the Trustee acting at the direction of the Insurer. "Eligible Investments" are: (a) direct obligations issued or fully guaranteed by the United States or any agency or instrumentality of the United States whose obligations are backed by the full faith and credit of the United States and, to the extent, at the time of the investment, acceptable to the Insurer and each statistical rating agency rating the Certificates for securities having a rating equivalent to the rating of the Certificates at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association; (b) deposits in or other obligations of any bank (including the Trustee) whose long-term unsecured debt obligations are rated "AA-" or better by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aa2" or better by Moody's Investors Service, Inc. ("Moody's") or any bank acceptable to the Insurer; (c) repurchase obligations with respect to federal government or agency securities described in clause (a) above entered into with any bank described in clause (b) above; (d) interest-bearing or discount corporate securities rated "AA-" or better by Standard & Poor's and "Aa2" or better by Moody's; (e) commercial paper having the highest rating obtainable from Standard & Poor's and Moody's; (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the Trustee or any of its affiliates is investment manager or advisor; and (g) such other securities that are acceptable to the Insurer. Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date. Income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

PAYAHEAD ACCOUNT

     For Simple Interest Contracts, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (including Full Prepayments) will be passed through to the Certificateholders as part of the Principal Distribution on the Distribution Date immediately following the Collection Period in which such payment was collected.

     For Rule of 78's Contracts, however, payments made by an Obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Contract (other than Full Prepayments) ("Payaheads") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of each Servicer Report Date, to an account established in the name of Bankers Trust Company for the benefit of the Obligors and the Certificateholders as their interests may appear (the

"Payahead Account") and shall be held in such account until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the Obligor would be required to pay in order to prepay the Contract in full. The Payahead Account will be an Eligible Account. Amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Rule of 78's Contract with respect to which a partial prepayment had been made will be available to be passed through to Certificateholders. The Payahead Account will not be part of the Trust and the Trustee will not have a security interest in the Payahead Account. Earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer. Full Prepayments during any Collection Period will be deposited directly into the Collection Account for distribution to Certificateholders on the Distribution Date next succeeding such Collection Period.

PAYMENTS ON CONTRACTS

     All collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from Obligors. Such collections will include: Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to the Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the Agreement that materially and adversely affect the interests of the Certificateholders or the Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants; and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "Net Liquidation Proceeds" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "Net Insurance Proceeds" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures) and proceeds from the Blanket Insurance Policy, after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account on the Servicer Report Date.

DISTRIBUTIONS


     Subject to the last sentence of this paragraph, distributions on the Certificates will be made on each Distribution Date by the Trustee out of net collections on the Contracts (exclusive of amounts representing payment due in the Collection Period in which such Distribution Date occurs and any future Collection Periods) for the Collection Period preceding such Distribution Date plus amounts payable from the Payahead Account, the Prefunding Account and/or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account). Such amount will be applied, first, to the Servicer in payment of the Servicing Fee, second, to payment of the Interest Distribution and the Principal Distribution to the Certificateholders on such Distribution Date in accordance with the Agreement (including the distribution of any Mandatory Partial Prepayment), third, to the Insurer, the premium for the Surety Bond, and fourth, any balance shall be distributed to a separate spread account trust to be applied in accordance with the spread account trust agreement and the Insurance Agreement, which provide that to the extent funds are not required to reimburse the Insurer for draws on the Surety Bond, to satisfy obligations owing to the Insurer or to reserve against the possibility of future draws, amounts so remaining shall be released to the beneficiaries of the spread account trust. Any amounts distributed pursuant to clause fourth above will not be available to make distributions to the Certificateholders on the current or any future Distribution Date. Under the Surety Bond, the Insurer is obligated to provide for payment to the Trustee on each Distribution Date of the amount, if any, by which the amount available for distribution from the net collections on Contracts and amounts payable from the

Payahead Account, the Prefunding Account and/or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account), is less than the sum of the Servicing Fee, the Interest Distribution and the Principal Distribution due to the Certificateholders for such Distribution Date. See
"-- Distributions of Principal and Interest."


INSURANCE ON FINANCED VEHICLES

     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx is required to be named as a loss payee under the policy of insurance obtained by the Obligor. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Onyx also maintains a vendor's single interest insurance policy, as to which the Seller has been named as an additional insured, which provides coverage upon repossession of a Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

     Onyx has obtained the Blanket Insurance Policy from United Financial Casualty Company with a rating of "A" by A.M. Best, with respect to each Contract. Subject to certain conditions, the Blanket Insurance Policy covers the lesser of actual damage to a Financed Vehicle or the amount by which the Obligor's unpaid remaining principal balance on the related Contract exceeds the proceeds from disposition of the Financed Vehicle. Onyx's rights under the Blanket Insurance Policy with respect to the Contracts under the Blanket Insurance Policy have been assigned to the Trust pursuant to the Agreement.

SERVICER REPORTS TO THE TRUSTEE AND THE INSURER

     The Servicer will perform certain monitoring and reporting functions for the Trustee and the Insurer, including the preparation and delivery on the Servicer Report Date to the Trustee and the Insurer of the Distribution Date Statement setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Certificateholders (the "Distribution Date Statement"). The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

     The Servicer will have the option to purchase the remaining Contracts, and thereby cause early retirement of the Certificates, as of any Distribution Date on which, after giving effect to the Principal Distribution on such Distribution Date, the Aggregate Scheduled Balance of the Contracts is 10% or less of the Original Pool Balance. Any such purchase must be effected at a price equal to the Aggregate Scheduled Balance of the Contracts in the Trust on the date of repurchase, plus accrued interest thereon and all amounts due to the Insurer under the Insurance Agreement. In addition, Onyx or the Seller is required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Certificateholders or the Insurer. Additionally, the Servicer is required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE


     The Servicer will be entitled to compensation for the performance of its obligations under the Agreement. The Servicer shall be entitled to receive an amount equal to the product of one-twelfth of 1.00% per annum (the "Servicing Fee Rate") and the Pool Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

REALIZATION UPON DEFAULTED CONTRACTS

     The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Vehicle at a repossession or other sale.

                           DESCRIPTION OF THE INSURER

     The following information with respect to the Insurer has been furnished by the Insurer and none of Onyx, the Seller or the Underwriter have made any independent investigation of such information.

     The Insurer is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. The Insurer is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. The Insurer insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. The Insurer also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     The Insurer's claims-paying ability is rated "Aaa" by Moody's, "AAA" by Standard & Poor's, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


     The Insurer is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). On November 14, 1997, Holdings announced that it had signed an agreement to merge with MBIA Inc. The merger, which is subject to approval by regulatory authorities and the shareholders of Holdings, is anticipated to occur in the first quarter of 1998. MBIA Inc., through its wholly owned subsidiary, MBIA Insurance Corporation, is a financial guaranty insurer of municipal bonds and structured finance transactions, and has a claims paying rating of triple-A from Moody's, Standard & Poor's and Fitch Investors Service.


     NEITHER HOLDINGS NOR ANY OF ITS STOCKHOLDERS IS OBLIGATED TO PAY ANY CLAIMS UNDER ANY SURETY BOND ISSUED BY THE INSURER OR ANY DEBTS OF THE INSURER OR TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS TO THE INSURER.

     The Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that the Insurer may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. The Insurer is subject to periodic regulatory examinations by the same regulatory authorities.

     The Insurer's obligations under the Surety Bond may be reinsured. Such reinsurance does not relieve the Insurer of any of its obligations under the Surety Bond.

     THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As of December 31, 1996 and 1995, the Insurer had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires the Insurer to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by the Insurer.


     The audited financial statements of the Insurer prepared in accordance with generally accepted accounting principles as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included in this Prospectus beginning at F-1. The unaudited financial statements of the Insurer for the nine month periods ended September 30, 1996 and 1997 are made a part of this Prospectus beginning at F-21. Copies of the Insurer's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request.


     The Insurer is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                     ADDITIONAL PROVISIONS OF THE AGREEMENT

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Certificateholder the Distribution Date Statement setting forth for such Distribution Date the following information:

        (i) the amount of the distribution to Certificateholders allocable to principal;

        (ii) the amount of the distribution to Certificateholders allocable to interest;

        (iii)  the certificate distribution amount for such Distribution Date;

        (iv) the premiums payable to the Insurer and the amount to be deposited in the spread account;


        (v) during the Funding Period, the Aggregate Scheduled Balance of Subsequent Contracts transferred to the Trust during such Collection Period;



        (vi) during the Funding Period, the remaining amount on deposit, if any, in the Prefunding Account, after giving effect to (v) above;



        (vii) at the end of the Funding Period, the amount of the Mandatory Partial Prepayment;



        (viii) the aggregate Servicing Fee paid to the Servicer with respect to the Contracts for the related Collection Period;



        (ix) the number of, and aggregate amount of monthly principal and interest payments due on, the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;



        (x) the amount available in the Collection Account for payment of the Certificate distribution amount and the Servicing Fee and the amount, if any, required from the Insurer pursuant to the Surety Bond to pay any shortfall;



        (xi) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;



        (xii)  the net credit losses for the Collection Period;



        (xiii) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;



        (xiv)  the Pool Balance;



        (xv) the amount in the Collection Account available for such Distribution Date; and



        (xvi)  the amount of claims (if any) made on the Surety Bond.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, commencing with the year ended December 31, 1997, the Trustee and the Paying Agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Certificateholder a statement containing the sum of the amounts described in
(i), (ii) and (xi) above and such other information in respect of the Certificates as may be reasonably necessary for such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."


EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, beginning with the fiscal year ended December 31, 1997, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the Contracts.

     The Agreement will also provide for delivery to the Trustee and the Insurer, on each March 15 after the end of each fiscal year of the Servicer, commencing with the fiscal year ended December 31, 1997, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement. See "-- The Trustee."

     The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Certificateholders.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT

     "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer to deposit in or credit to the Collection Account, the Payahead Account or the Capitalized Interest Account any amount required to be so deposited or credited or to make the required distribution to Certificateholders, which failure continues unremedied for three Business Days after written notice from the Trustee or the Insurer is received by the Servicer or discovery by the Servicer; (ii) any failure by the Servicer to deliver to the Insurer or the Trustee certain reports required by the Agreement by the fifth Business Day prior to the related Distribution Date or to perform certain other covenants under the Agreement; (iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in the Agreement, which failure materially and adversely affects the rights of Certificateholders, the Insurer or the Trustee and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the Trustee or the Insurer or (B) to the Servicer or the Seller, as the case may be, and to the Trustee by Holders of Certificates evidencing not less than 25% of the Pool Balance or by the Insurer; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the Trustee or the Holders of Certificates evidencing not less than 25% of the Pool Balance or the Insurer; (vi) any change in control of the Servicer in violation of the covenant set forth in Section 7.2 of the Agreement; and (vii) any determination by the Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Agreement or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all contracts serviced by the Servicer.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied, the Trustee, the Insurer or Holders of Certificates evidencing not less than 25% of the Pool Balance may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that the Trustee is unwilling or unable so to act, it may appoint, with the consent of the Insurer, or petition a court of competent jurisdiction for the appointment of a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile retail installment sale contract receivables.

     The Holders of Certificates evidencing not less than 51% of the Pool Balance (not including any Certificates held by the Seller, the Servicer or any affiliate) may, on behalf of all Certificateholders, with the consent of the Insurer, waive any default by the Servicer or the Seller in the performance of its obligations, other than failure to make any required deposits to or payments from the Collection Account.

     The Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction on any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing not less than 25% of the Pool Balance with the consent of the Insurer have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

     Notwithstanding any provision in the Agreement to the contrary, in the event that the Insurer is in default under the Surety Bond or is subject to any insolvency proceeding, the Insurer shall not have the right to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer or the Trustee pursuant to the terms of the Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer or the Trustee; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Agreement.

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders but with the consent of the Insurer, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Contracts or distributions required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Certificateholders.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Pool Balance, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

     The obligations of the Seller, the Servicer and the Trustee to the Certificateholders pursuant to the Agreement will terminate upon the earlier of
(i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the Trust Property and (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust, (b) termination of the Surety Bond in accordance with its terms and surrender of the Surety Bond to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under the Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement and the spread account trust agreement. In order to avoid excessive administrative expense, the Servicer is permitted at its option to purchase the remaining Contracts from the Trust as of the Distribution Date as of which the then outstanding Aggregate Scheduled Balance of the Contracts is 10% or less of the Original Pool Balance at a price equal to the Aggregate Scheduled Balance of such Contracts plus accrued interest on the Contracts and all amounts due to the Insurer under the Insurance Agreement. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates, or any Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the Collection Account. The Trustee has not examined the Contracts. If no

Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, the making of distributions to Certificateholders in the amounts specified in certificates provided by the Servicer and drawing on the Surety Bond if required to make distributions to the Certificateholders.

     Bankers Trust Company is the Trustee under the Agreement. The Trustee, and any of its affiliates, may hold Certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Servicer and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the Agreement. The Trustee may be removed if it ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

     The Trustee shall be entitled to a fee payable on an annual basis by the Servicer. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the Agreement, except to the extent that such loss, liability, or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against the Trustee, the Trust or the Contracts, in which case the Trustee would be entitled to be indemnified by the Trust.

     Onyx and the Insurer may maintain other banking relationships with the Trustee in the ordinary course of business.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code ("UCC") as in effect in California. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the collateral or filing a UCC-1 financing statement with the California Secretary of State.

     Under the Agreement, the Trustee initially will have custody of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as bailee for the benefit of the Trust. Upon receiving the prior consent of the Insurer, which cannot be unreasonably withheld, the Servicer may be appointed by the Trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from the Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES


     All Financed Vehicles were registered in the State of California or one of the other states listed above under "The Contracts" at the time of origination of the related Contract. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which approximately 60.37% of the Financed Vehicles as of the Cut-Off Date will be located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. The Seller has warranted to the Trust in the Agreement that Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles securing the Contracts and that such security interest has been assigned to the Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of its security interest on the certificate of title relating to a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle.



     The Seller will sell the Contracts and assign the security interest in each Financed Vehicle to the Trust. However, because of the administrative burden and expense, the Trust will not amend the certificates of title to identify the Trust as the new secured party. Accordingly, Onyx, will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.


     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Onyx will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Onyx has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if Onyx's lien is noted thereon. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, reregistration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Agreement, Onyx, at its cost, is obligated to maintain the continuous perfection of its security interest in the Financed Vehicle.


     Under the law of California and most other states, liens for unpaid taxes, storage of and repairs performed on a motor vehicle take priority even over a perfected security interest.The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The Seller will represent in the Agreement that as of the initial issuance of the Certificates no such state or federal liens exist with respect to any Financed Vehicle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Servicer in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES


     The Servicer, on behalf of the Trust, may take action itself to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the Financed Vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of the Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). In California the provisions of the Rees-Levering Act control in the event of a conflict with the provisions of the UCC. Contracts originated in states other than California may be subject to retail installment sales laws and similar laws of those states. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a motor vehicle installment contract by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act in California and similar laws in other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.


     In the event of such repossession and resale of a Financed Vehicle, the Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.


     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's motor vehicle installment contract. Under California law and the law of most other states the proceeds from the resale of the motor vehicle securing the debtor's motor vehicle installment contract are applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds from the sale of repossessed vehicles under the Contracts originated in most other states is similar.


     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied, are satisfied at a discount or are discharged in whole or in part, in bankruptcy proceedings, including proceedings under Chapters 7 or 13 of the Bankruptcy Code, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assigns) in a consumer credit transaction to all claims and defenses which the Obligor could assert against the seller of goods. Liability under the FTC Rule is limited to amounts paid under a Contract; however, the Obligor may also assert the FTC Rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws and related regulations impose requirements applicable to the origination, sale and servicing of the Contracts, including the Federal Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Rees-Levering Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumers Act and of the Uniform Consumer Credit Code and other state motor vehicle retail installment sales acts and similar laws. The Seller has represented to the Trust in the Agreement that each of the Contracts, and the sale of the related Financed Vehicles sold thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

REPURCHASE OBLIGATION

     Under the Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each Initial Financed Vehicle as of the Closing Date and the security interest in each Subsequent Financed Vehicle as of the related Subsequent Transfer Date. See "The Certificates and the Agreement -- Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of any such security interest and such defect adversely affects the Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Agreement and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Agreement the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the Trust unless the breach is cured.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change (which change may be retroactive). The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Consequences to individual investors of investment in the Certificates will vary according to their individual circumstances. In addition, this summary generally does not address foreign, state or local taxation issues. Accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     BECAUSE MANY OF THE ISSUES DISCUSSED HEREIN ARE COMPLEX AND THEIR RESOLUTION IS UNCERTAIN, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

FEDERAL INCOME TAX STATUS OF THE TRUST


     In the opinion of O'Melveny & Myers LLP, special tax counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, subject to the discussion below, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

     Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Contracts and an interest rate equal to the Pass-Through Rate or (ii) an interest in each of the Contracts, the Prefunding Account, the rights of the Seller under the Capitalized Interest Agreement and any other Trust Property. The Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Contracts (other than the Retained Strip (as defined below)) and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Contracts, the Prefunding Account, the rights of the Seller under the Capitalized Interest Agreement and any other Trust Property.

     Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Contract it would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the Pass-Through Rate in accordance with its usual method of accounting.

     The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below with respect to Stripped Contracts. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

     The remainder of the discussion herein assumes that a Certificate Owner will be treated as owning an interest in each Contract (and the proceeds thereof), the Prefunding Account, the rights of the Seller under the Capitalized Interest Agreement and any other Trust Property, although the Servicer will report information on an aggregate basis.

SPECIFIC TAX ISSUES CONCERNING RULE OF 78'S CONTRACTS


     For the Rule of 78's Contracts, the purchase price deemed paid by the Certificate Owners for each Contract will reflect the principal balance of such Contract as of the Cut-Off Date or related Subsequent Transfer Date, as applicable, in each case based on the Rule of 78's (the "Cut-Off Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments under a Contract to interest than the actuarial method, the Cut-Off Date Scheduled Balance of each Contract exceeds the amount that would have been its principal balance as of the Cut-Off Date or related Subsequent Transfer Date, as applicable, in each case if such Contract had been amortized from origination under an actuarial method (such amount, the "Cut-Off Date Actuarial Balance").


     The Trustee and the Servicer intend to account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance rather than the Cut-Off Date Actuarial Balance. As described above, the remaining payments due on a Rule of 78's Contract are not sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "Recomputed Yield") and will allocate each payment of Monthly P&I between principal and interest on each Contract beginning with the Cut-Off Date Scheduled Balance by applying the Recomputed Yield instead of the APR.

     The proper tax method for accounting for the Rule of 78's Contracts is uncertain. As described above, the Servicer and the Trustee intend to report income to the Certificate Owners based on the Recomputed Actuarial Method (as defined below) and assuming for purposes of calculating OID, that the income on the Scheduled Balance of each Contract, at a rate equal to the Recomputed Yield minus the Retained Strip, would be treated as "qualified stated interest." See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." Alternatively, the IRS could take the position that a Certificate Owner that amortizes a Rule of 78's Contract under the Recomputed Actuarial Method (rather than under the Rule of 78's method) has actually acquired a Contract having an actual principal balance equal to the Cut-Off Date Actuarial Balance at a premium equal to the difference between the Cut-Off Date Actuarial Balance and the Cut-Off Date Scheduled Balance, and that the actuarial method must be applied from the time of a Contract's origination using its actual APR (such method, the "Origination Actuarial Method"). In that event (unless the Certificate Owner were to make a Total Accrual Election, as described immediately below) it appears likely that the Certificate Owner would be required to include income at a rate equal to the full APR of the Contract (minus the Retained Strip) on a balance equal to the Cut-Off Date Actuarial Balance amortized based on the APR and an actuarial method, and should be entitled to amortize the difference between the Cut-Off Date Scheduled Balance and the Cut-Off Date Actuarial Balance to the extent it had a valid election in effect. See "-- Discount and Premium."


     As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a Certificate Owner may elect to include all income that accrues on the Certificate using the constant yield method. If a Certificate Owner makes this election (the "Total Accrual Election"), income on a Certificate will be calculated as though (i) the issue price of the Certificate were equal to the Certificate Owner's adjusted basis in the Certificate immediately after its acquisition by the Certificate Owner; (ii) the Certificate were issued on the Certificate Owner's acquisition date; and (iii) none of the interest payments on the Certificate are "qualified stated interest" payments. A Certificate Owner may make such an election for a Certificate that has premium or market discount, respectively, only if the Certificate Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently.

     If a Rule of 78's Contract is prepaid in full, any amount collected from the Obligor pursuant to the Contract in excess of the principal balance thereof and accrued interest thereon, computed using the actuarial method and the Recomputed Yield, as described above (such method, the "Recomputed Actuarial Method" and such amount, the "Recomputed Principal Balance"), will be paid to the owner of retained yield. Such amount may be treated as additional income in the nature of a prepayment penalty to a Certificate Owner who had reported income with respect to the Contracts on the Recomputed Actuarial Method, and would be deductible only to the extent described below. Alternatively, such amount might be treated as an interest in the Contract retained by the owner of retained yield, in which event it would not be included in a Certificate Owner's income.

INCOME ON ALL CONTRACTS


     For federal income tax purposes, the owner of retained yield will be treated as having retained a portion (the "Retained Strip") of the interest due
on each Contract having a yield in excess of      % calculated using the
actuarial method (each, a "Stripped Contract") equal to the difference between
(x) the Recomputed Yield of the Contract and (y)      %. The Retained Strip will
be treated as "stripped coupons" within the meaning of Section 1286 of the Code, and the Stripped Contracts will be treated as "stripped bonds." If, as described above, the IRS were to take the position that the Origination Actuarial Method must be applied, the Retained Strip would consist of a different portion of the interest that accrues at the APR on the actuarial principal balance of a Contract for each monthly period over which interest accrues on such Contract ("Contract Due Period").


     Each Certificate Owner will be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Contracts and original issue discount and market discount (to the extent described below), investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Contracts. Such income (other than any original issue discount or market discount, as described below) will be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest will be includible in a Certificate Owner's gross income at the time it accrues on the Contracts, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Contracts over differing monthly periods and is paid in arrears and (ii) interest collected on a Contract is generally paid to Certificate Owners in the following month, the amount of interest accruing to a Certificate Owner during any month will not equal the interest distributed in that month.


     A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($124,500 in the case of a married couple filing jointly for the taxable year beginning in 1998 and will be adjusted for inflation each year thereafter). The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections and certain other amounts (which are includible in gross income, but the deductions of which are subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.


     For administrative convenience, the Servicer intends to report the total amount of income with respect to the Certificates on an aggregate basis (as though all of the Contracts were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Contract, or (ii) aggregating all Stripped Contracts under the aggregation rule described below and accounting for the remaining Contracts on an asset-by-asset basis. If reporting on an aggregate basis results in under-reporting of income, or if the IRS were to take a position different from that adopted by the Trust with respect to any issue, a Certificate Owner could be required to pay interest on underpayments of tax and could be subject to penalties for under-reporting of income. See "-- Discount and Premium -- Original Issue Discount on Stripped Contracts." In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Contracts in proportion to their fair market values. Because the Recomputed Yields of the Contracts vary widely, the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Contracts had more uniform characteristics.

     The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Contracts on a separate asset basis.

DISCOUNT AND PREMIUM

     In determining whether a Certificate Owner has purchased its interest in the Contracts (or any Contract) at a discount and whether such Contracts (or any Contract) have OID or market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Contracts (or any Contract) (the "Purchase Price") will be decreased and the potential OID and/or market discount on the Contracts (or any Contract) could be increased.

     Original Issue Discount on Stripped Contracts. Because the Stripped Contracts represent stripped bonds, they will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that, in general, the portion of the interest on each

Contract payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Contract (or Contracts) will equal the amount, if any, by which the Purchase Price is less than the portion of the remaining principal balance of the Contract (or Contracts) allocable to the interest acquired. However, if the IRS were to take the position that the Origination Actuarial Method must be applied, then a Certificate Owner would be deemed to receive interest at a different rate for each Collection Period and the remainder of the interest deemed to accrue at the Contract's APR on the actuarial principal balance would be included in the Retained Strip. As a result, it appears that none of the interest on the Stripped Contracts would be "qualified stated interest." In that event, the entire yield deemed to accrue to a Certificate Owner would be includible in income as OID, based on a yield which
should generally equal a rate equal to      %.


     The Trustee will calculate OID, if any, on all of the Contracts (including Stripped Contracts) on an aggregate basis and without the use of a prepayment assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations") suggest that all payments on the Stripped Contracts that are allocable to the Certificates may be aggregated in determining whether the Stripped Contracts will be treated as having OID, although the regulation does not include the Contracts that are not "stripped bonds." Separate accounting for the Stripped Contracts and the Contracts that are not stripped would reduce the possibility that the Stripped Contracts would be treated as issued with OID;
however, as discussed below, any Contracts having a yield equal to      % (using
a Recomputed Yield for Rule of 78's Contracts) may be treated as having imputed interest, market discount, or both. In addition, it is not clear whether use of a prepayment assumption is required in computing OID. If the IRS were to require that OID be computed on a Contract-by-Contract basis, or that a prepayment assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Contracts.


     The tax treatment of a Stripped Contract (or the Stripped Contracts in the aggregate) will depend upon whether the amount of OID on the Contract or Contracts is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Contract will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Contract (although it is not clear whether expected prepayments are taken into account). If the amount of OID is de minimis under this rule, a Stripped Contract would not be treated as having OID. In such case, the actual amount of discount on a Stripped Contract would be includible in income as principal payments are received on the Contract, in the proportion that each principal payment bears to the total principal amount of the Contract. If the IRS were to require the use of the Origination Actuarial Method, the OID on a Contract would not be de minimis.


     If the OID on a Contract (or Contracts) is not treated as being de minimis, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Contract (or Contracts). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Contracts). Distributions of principal and other items attributable
to accrued OID (other than payments of interest on the Contracts at      %)
would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Contracts are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

     The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Contracts represented by a Certificate.

     Market Discount. Contracts, other than the Stripped Contracts, will not be treated as stripped bonds. However, to the extent that the portion of the purchase price allocated to a Certificate Owner's undivided interest in a Contract other than a Stripped Contract is less than the "stated redemption price at maturity", such Contract could have market discount. The market discount on such a Contract will be considered to be zero if it is less than a statutorily defined de minimis amount.


     In general, under the market discount provisions of the Code, principal payments received by the Trust and all or a portion of the gain recognized upon a sale or other disposition of a Contract or upon the sale or other disposition of a Certificate in an amount in excess of accrued market discount will be treated as capital gain, assuming such Certificate Owner held such Certificate as a capital asset. In addition, a portion of the interest deductions of the Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Contract may have to be deferred, unless a Certificate Owner makes an election to include market discount in income currently as it accrues, which election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Taxpayers may, in general, elect to accrue market discount either under a constant yield-to-maturity method or in the proportion that the period the taxpayer held the obligation bears to the period from the date the taxpayer acquired the obligation until the maturity of such obligation.


     Premium. In the event that a Contract is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Contract allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield-to-maturity method over the term of the Contract if an election under
Section 171 of the Code is made with respect to the interests in the Contracts represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Contracts and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Contracts. Any gain or loss not attributable to accrued interest or accrued market discount will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNER


     Interest attributable to Contracts which is payable to a foreign Certificate Owner that is not engaged in a trade or business in the United States will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.



     Final Treasury Regulations (the "Final Regulations") could affect the procedures to be followed by a nonresident investor in complying with United States Federal withholding, backup withholding and information reporting rules for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Final Regulations on the purchase, ownership and disposition of the Certificates.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code imposes certain restrictions on (i) employee benefit plans subject to ERISA, (ii) "plans" (as defined in Section 4975(e)(1) of the Code) and (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Plan"), and on persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant.)


     The Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, grantor trusts and certain other entities in which a Plan (which is subject to Title I of ERISA and/or Section 4975 of the Code) makes an "equity" investment will be deemed to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulation contains certain exceptions to this general rule. Accordingly if a Plan purchases the Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.


     Under the terms of the Plan Asset Regulation, if the Trust were deemed to hold plan assets by reason of a Plan's investment in Certificates, such plan assets would include an undivided interest in the Trust and Contracts underlying the Trust and any other assets held by the Trust. In such an event, the persons providing services with respect to the assets of the Trust, including the Contracts, may be subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, those persons and certain other persons, including Obligors on the receivables held in the Trust, may be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to certain transactions involving such assets or the Certificates, unless a statutory or administrative exemption from the prohibited transaction rules applies.



     The DOL has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated an administrative exemption (Prohibited Transaction Exemption 90-29, as amended (the "Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. On July 21, 1997, the DOL adopted an Amendment to Prohibited Transaction Exemptions (Prohibited Transaction Exemption 97-34) that modified the Exemption with respect to transactions, such as this one, that utilize prefunding. The receivables covered by the Exemption include motor vehicle installment loans such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Certificates purchased by a Plan from the Underwriter, provided that all conditions of the Exemption (certain of which are described below) are met.



     Among the conditions that must be satisfied for the Exemption to apply are the following:



           (1) The acquisition of the Certificates by or on behalf of a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

           (2) The rights and interests evidenced by the Certificates acquired by or on behalf of the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;



           (3) The Certificates acquired by or on behalf of the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.;


           (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

           (5) The sum of all payments made to the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

           (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of the Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;


           (7) The principal amount of obligations added to the Trust after the Closing Date does not exceed 25% of the principal balance of the certificates being offered as of the Closing Date;



           (8) All such additional obligations meet the same terms and conditions for eligibility as the obligations originally included in the Trust (which terms and conditions have been approved by one of the above-named rating agencies) except that such terms and conditions may be modified with the prior approval of a rating agency or of a majority of the holders of the certificates offered;



           (9) The addition of obligations during the funding period does not result in a ratings downgrade;


          (10) The weighted average annual percentage rate of all obligations in the Trust at the end of the funding period is not more than 100 basis points lower than such weighted average as of the closing date;

          (11) The characteristics of the additional obligations are monitored by a third party credit enhancer or certificate insurer which is independent of the sponsor of the Trust, or an independent accountant delivers a letter (with copies to the relevant rating agencies, underwriters and trustee) stating that the characteristics of the additional obligations conform to the characteristics with respect thereto specified in the offering documents;


          (12) The funding period ends no later than 90 days after the Closing Date; and



          (13) Amounts on deposit in the Prefunding Account and/or related Capitalized Interest Account are invested only in investments permitted by the relevant rating agencies that are (i) direct obligations of or fully guaranteed by the United States or any agency or instrumentality thereof or
     (ii) rated (or issued by an issuer rated) in one of the three highest generic rating categories by the relevant rating agencies.


     The Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or his affiliate) is an Obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an Obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Underwriter, the Trustee, the Servicer, the Insurer, any Obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     As of the date hereof, no Obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Because the Certificates are the only class of certificates to be issued by the Trust, the second general condition described above is satisfied. It is a condition of the issuance of the Certificates that they be rated in the highest rating category by at least two Rating Agencies. A fiduciary of a Plan contemplating the purchase of a Certificate (other than pursuant to the original issuance of the Certificates) must make its own determination that at the time of such acquisition, the Certificates continue to satisfy the third general condition described above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Certificates. A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to its purchase of Certificates.



     Conditions seven through thirteen above are requirements of the Servicer and Insurer, as applicable, as set forth in the Agreement. Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions for exemptive relief have been satisfied and whether, under the general fiduciary standards of prudent investment and diversification, the Certificates are otherwise an appropriate investment for a Plan under ERISA and the Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated December   , 1997 (the "Underwriting Agreement") between the Seller and
Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase the entire principal amount of the Certificates.

     The Seller has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a
concession not in excess of      % of the principal amount thereof. The
Underwriter may allow, and such dealers may reallow, a discount not in excess of
     % of the principal amount of the Certificates on sales to certain other dealers. After the initial public offering, the public offering price of the Certificates and such concession and discount may be changed. The Underwriter is obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriter currently intends, but is not obligated, to make a market in the Certificates.

     During and after the offering, the Underwriter may purchase and sell the Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Certificates sold in the offering for their account may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

     The Seller and Onyx have agreed to indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS


     Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon for the Seller by O'Melveny & Myers LLP, Los Angeles, California. Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Surety Bond will be passed upon for the Insurer by Shaw Pittman Potts & Trowbridge, New York, New York.


                                    EXPERTS

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page F-1 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS


Aggregate Scheduled Balance.....................................................         5, 28
Aggregate Scheduled Balance Decline.............................................         5, 28
Agreement.......................................................................             3
APR.............................................................................            20
Auto Finance Centers............................................................            15
Bankruptcy Code.................................................................            26
Blanket Insurance Policy........................................................            16
Business Day....................................................................             4
Capitalized Interest Account....................................................         7, 30
Capitalized Interest Agent......................................................            30
Capitalized Interest Agreement..................................................             4
Capitalized Interest Amount.....................................................         7, 30
Cede............................................................................        10, 27
Certificateholder...............................................................            31
Certificate Owner...............................................................        10, 24
Certificates....................................................................          1, 3
Closing Date....................................................................         6, 11
Code............................................................................            45
Collection Account..............................................................            34
Collection Period...............................................................         5, 27
Commission......................................................................             2
Contract Due Period.............................................................            47
Contracts.......................................................................          1, 4
Cut-Off Date....................................................................             1
Cut-Off Date Actuarial Balance..................................................            46
Cut-Off Date Scheduled Balance..................................................     3, 20, 46
Dealers.........................................................................             8
Defaulted Contract..............................................................         6, 28
Definitive Certificates.........................................................            31
Distribution Date...............................................................          1, 4
Distribution Date Statement.....................................................            36
Disqualified Persons............................................................            51
DOL.............................................................................            51
Due Date........................................................................            17
DTC.............................................................................      1, 2, 10
Eligibility Requirements........................................................            21
Eligible Account................................................................            29
Eligible Investments............................................................            29
ERISA...........................................................................         9, 51
Exchange Act....................................................................             2
Exemption.......................................................................            51
Events of Default...............................................................            39
Final Distribution Date.........................................................          1, 4
Financed Vehicles...............................................................          1, 4
FTC Rule........................................................................            44
Full Prepayment.................................................................            24
Funding Period..................................................................         6, 29
Holder-in-Due-Course............................................................            44
Holders.........................................................................            32
Holdings........................................................................            37

Indirect Participants...........................................................            31
Initial Contracts...............................................................          1, 3
Initial Financed Vehicles.......................................................          1, 3
Insolvency Laws.................................................................            12
Insurance Agreement.............................................................             8
Insurer.........................................................................          1, 4
Interest Distribution...........................................................      1, 4, 27
IRS.............................................................................            45
Liquidated Contract.............................................................         5, 28
Liquidation Expenses............................................................            35
Mandatory Partial Prepayment....................................................             6
Monthly P&I.....................................................................         5, 28
Moody's.........................................................................            34
Motor Vehicle Contracts.........................................................            14
Net Insurance Proceeds..........................................................            35
Net Liquidation Proceeds........................................................            35
Obligor.........................................................................            13
OCS.............................................................................            17
OID.............................................................................            46
OID Regulations.................................................................            49
Onyx............................................................................      1, 3, 26
Origination Actuarial Method....................................................            47
Original Pool Balance...........................................................             9
Participants....................................................................        27, 30
Parties in Interest.............................................................            51
Pass-Through Rate...............................................................             4
Payaheads.......................................................................         9, 34
Payahead Account................................................................            35
Paying Agent....................................................................            31
Plan............................................................................            51
Plan Asset Regulation...........................................................            51
Pool Balance....................................................................         4, 27
Pool Factor.....................................................................            25
Prefunded Amount................................................................             6
Prefunding Account..............................................................         4, 29
Prepayment Assumption...........................................................            46
Principal Distribution..........................................................      1, 5, 28
Proposed Regulations............................................................            50
Purchase Agreement..............................................................            26
Purchase Price..................................................................            48
Recomputed Actuarial Method.....................................................        21, 47
Recomputed Principal Balance....................................................            47
Recomputed Yield................................................................        21, 40
Record Date.....................................................................            28
Rees-Levering Act...............................................................            44
Repurchase Amount...............................................................            34
Restricted Group................................................................            52
Retained Strip..................................................................            47
Rule of 78's Contracts..........................................................         8, 20
Scheduled Balance...............................................................         5, 28
Section 1286 Regulations........................................................            48
Seller..........................................................................      1, 3, 14
Servicer........................................................................          1, 3

Servicer Report Date............................................................             8
Servicing Fee...................................................................             7
Servicing Fee Rate..............................................................         7, 36
Simple Interest Contracts.......................................................         8, 20
Simple Interest Method..........................................................            20
Standard & Poor's...............................................................            34
Stripped Contract...............................................................            47
Subsequent Closing Date.........................................................         9, 33
Subsequent Contracts............................................................             4
Subsequent Financed Vehicles....................................................          1, 4
Subsequent Transfer Date........................................................          1, 4
Surety Bond.....................................................................       1, 4, 7
Total Accrual Election..........................................................            47
Transfer Certificate............................................................            32
Trust...........................................................................      1, 3, 14
Trust Property..................................................................         3, 14
Trustee.........................................................................         3, 14
UCC.............................................................................        11, 42
Underwriter.....................................................................            54
Underwriting Agreement..........................................................            54

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                        /s/  KPMG PEAT MARWICK LLP
                                        -----------------------------
                                             KPMG PEAT MARWICK LLP

January 29, 1997

                      CAPITAL MARKETS ASSURANCE CORPORATION

                                 BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS


                                                              December 31   December 31
                                                                     1996          1995
---------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $294,861 at December 31,
  1996 and $210,651 at December 31, 1995)                        $297,893       215,706
Short-term investments (at amortized cost which approximates
  fair value)                                                      16,810        68,646
---------------------------------------------------------------------------------------
   Total investments                                              314,703       284,352
---------------------------------------------------------------------------------------
Cash                                                                  371           344
Accrued investment income                                           3,807         3,136
Deferred acquisition costs                                         45,380        35,162
Premiums receivable                                                 5,141         3,540
Prepaid reinsurance                                                18,489        13,171
Other assets                                                        6,424         3,428
---------------------------------------------------------------------------------------
   TOTAL ASSETS                                                  $394,315       343,133
=======================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Unearned premiums                                                $ 68,262       45,767
Reserve for losses and loss adjustment expenses                    10,985        6,548
Ceded reinsurance                                                   1,738        2,469
Accounts payable and other accrued expenses                         8,019       10,844
Current income taxes                                                  679          136
Deferred income taxes                                              15,139       11,303
--------------------------------------------------------------------------------------
   Total liabilities                                              104,822       77,067
--------------------------------------------------------------------------------------

STOCKHOLDER'S EQUITY:

Common stock - $1.00 par value per share; 15,000,000
  shares are authorized, issued and outstanding at
  December 31, 1996 and 1995                                       15,000       15,000
Additional paid-in capital                                        208,475      205,808
Unrealized appreciation on investments, net of tax                  1,970        3,286
Retained earnings                                                  64,048       41,972
--------------------------------------------------------------------------------------
   Total stockholder's equity                                     289,493      266,066
--------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $394,315      343,133
======================================================================================

                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                            Year Ended          Year Ended          Year Ended
                                     December 31, 1996   December 31, 1995   December 31, 1994
----------------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                      $ 71,752               56,541             43,598
Assumed premiums written                        1,086                  935              1,064
Ceded premiums written                        (15,104)             (15,992)           (11,069)
---------------------------------------------------------------------------------------------
   Net premiums written                        57,734               41,484             33,593
Increase in unearned premiums                 (17,177)             (12,242)           (10,490)
---------------------------------------------------------------------------------------------
   Net premiums earned                         40,557               29,242             23,103
Net investment income                          16,992               11,953             10,072
Net realized capital gains                        236                1,301                 92
Other income                                      146                2,273                120
---------------------------------------------------------------------------------------------
   Total revenues                              57,931               44,769             33,387
---------------------------------------------------------------------------------------------
EXPENSES:

Losses and loss adjustment expenses             4,815                3,141              1,429
Underwriting and operating expenses            14,613               13,808             11,833
Policy acquisition costs                        7,824                7,203              4,529
---------------------------------------------------------------------------------------------
   Total expenses                              27,252               24,152             17,791
---------------------------------------------------------------------------------------------
   Income before income taxes                  30,679               20,617             15,596
---------------------------------------------------------------------------------------------

INCOME TAXES:

Current income tax                              5,235                2,113                865
Deferred income tax                             3,368                3,102              2,843
---------------------------------------------------------------------------------------------
   Total income taxes                           8,603                5,215              3,708
---------------------------------------------------------------------------------------------
   NET INCOME                                $ 22,076               15,402             11,888
=============================================================================================


                See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                       Year Ended          Year Ended          Year Ended
                                                December 31, 1996   December 31, 1995   December 31, 1994
---------------------------------------------------------------------------------------------------------
COMMON STOCK:

Balance at beginning of year                            $  15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  15,000              15,000              15,000
---------------------------------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of year                              205,808             146,808             146,808
Capital contribution                                        2,667              59,000                  --
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                 208,475             205,808             146,808
---------------------------------------------------------------------------------------------------------
UNREALIZED APPRECIATION (DEPRECIATION)
ON INVESTMENTS, NET OF TAX:

Balance at beginning of year                                3,286              (5,499)              3,600
Unrealized appreciation (depreciation)
  on investments                                           (1,316)              8,785              (9,099)
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                   1,970               3,286              (5,499)
---------------------------------------------------------------------------------------------------------
RETAINED EARNINGS:

Balance at beginning of year                               41,972              26,570              14,682
Net income                                                 22,076              15,402              11,888
---------------------------------------------------------------------------------------------------------
   Balance at end of year                                  64,048              41,972              26,570
---------------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDER'S EQUITY                           $ 289,493             266,066             182,879
=========================================================================================================


                 See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                            STATEMENTS OF CASH FLOWS
                              (DOLLAR IN THOUSANDS)

                                                       Year Ended          Year Ended         Year Ended
                                                December 31, 1996   December 31, 1995  December 31, 1994
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                             $  22,076              15,402              11,888
--------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
   CASH PROVIDED (USED) BY OPERATING ACTIVITIES:

   Reserve for losses and loss adjustment
     expenses                                              4,437               1,357               1,429
   Unearned premiums, net                                 22,496              19,862              15,843
   Deferred acquisition costs                            (10,218)            (10,302)             (9,611)
   Premiums receivable                                    (1,601)               (161)             (2,103)
   Accrued investment income                                (671)               (390)               (848)
   Income taxes payable                                    3,911               3,621               2,611
   Net realized capital gains                               (236)             (1,301)                (92)
   Accounts payable and other accrued
     expenses                                              1,020                 472               3,726
   Prepaid reinsurance                                    (5,318)             (7,620)             (5,352)
   Other, net                                             (3,396)                992                 689
--------------------------------------------------------------------------------------------------------
         Total adjustments                                10,424               6,530               6,292
--------------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES              32,500              21,932              18,180
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchases of investments                             (199,989)           (158,830)            (77,980)
   Proceeds from sales of investments                     57,210              49,354              39,967
   Proceeds from maturities of investments               110,306              28,803              19,665
--------------------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                 (32,473)            (80,673)            (18,348)
--------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Capital contribution                                       --              59,000                  --
--------------------------------------------------------------------------------------------------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                  --              59,000                  --
--------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                               27                 259                (168)
Cash balance at beginning of year                            344                  85                 253
--------------------------------------------------------------------------------------------------------
   CASH BALANCE AT END OF YEAR                         $     371                 344                  85
========================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                      $   4,525               1,450               1,063
=========================================================================================================







                See accompanying notes to financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)      BACKGROUND

         Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

         (A)      BASIS OF PRESENTATION

                  The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

         (B)      INVESTMENTS

                  As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                  Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

                  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

         (C)      PREMIUM REVENUE RECOGNITION

                  Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

         (D)      DEFERRED ACQUISITION COSTS

                  Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

         (E)      RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                  The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

                  A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                  Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

         (F)      DEPRECIATION

                  Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

         (G)      INCOME TAXES

                  Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 (3)     INSURED PORTFOLIO

         At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of 6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                                        Net Principal Outstanding
                                                                ----------------------------------------
                                                                  December 31, 1996    December 31, 1995
                                                                -------------------    -----------------
         Type of Obligations Insured ($ in millions)             Amount           %      Amount        %
         -----------------------------------------------------------------------------------------------
         Consumer receivables                                   $10,362        52.8     $ 6,959     55.1
         Trade and other corporate obligations                    8,479        43.1       4,912     38.9
         Municipal/government obligations                           814         4.1         757      6.0
         -----------------------------------------------------------------------------------------------
         TOTAL                                                  $19,655       100.0     $12,628    100.0
         ===============================================================================================

         At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

         During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

         The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                                   Year Ended          Year Ended           Year Ended
                                            December 31, 1996   December 31, 1995    December 31, 1994
                                            -----------------   -----------------    -----------------
                                                         % of                % of                 % of
                                                     Revenues            Revenues             Revenues
         ---------------------------------------------------------------------------------------------
         Citicorp                                        14.5                15.2                 16.3
         =============================================================================================

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

 (4)     INVESTMENTS

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):


         December 31, 1996
         -------------------------------------------------------------------------------------------------
                                                                       Gross          Gross      Estimated
                                                    Amortized     Unrealized     Unrealized           Fair
         Securities Available-for-sale                   Cost          Gains         Losses          Value
         -------------------------------------------------------------------------------------------------
         U.S. Treasury obligations                   $  4,059             10             --          4,069
         Mortgage-backed securities of
           U.S. government instrumentalities
           and agencies                               109,436            265          1,160        108,541
         Obligations of states, municipalities
           and political subdivisions                 177,811          4,602            555        181,858
         Corporate and asset-backed securities         20,365             23            153         20,235
         -------------------------------------------------------------------------------------------------
            TOTAL                                    $311,671          4,900          1,868        314,703
         =================================================================================================


         December 31, 1995
         -------------------------------------------------------------------------------------------------
                                                                       Gross          Gross      Estimated
                                                    Amortized     Unrealized     Unrealized           Fair
         Securities Available-for-sale                   Cost          Gains         Losses          Value
         -------------------------------------------------------------------------------------------------
         U.S. Treasury obligations                   $  4,153             55             --          4,208
         Mortgage-backed securities of
           U.S. government instrumentalities
           and agencies                               100,628            313             79        100,862
         Obligations of states, municipalities
           and political subdivisions                 166,010          4,809             82        170,737
         Corporate and asset-backed securities          8,506             45              6          8,545
         -------------------------------------------------------------------------------------------------
            TOTAL                                    $279,297          5,222            167        284,352
         =================================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

         December 31, 1996
         --------------------------------------------------------------------
                                                     Amortized      Estimated
         Securities Available-for-sale                    Cost     Fair Value
         --------------------------------------------------------------------
         Due in one year or less                      $ 11,627         11,644
         Due after one year through five years          31,821         32,815
         Due after five years through ten years         76,450         78,200
         Due after ten years                            82,337         83,503
         --------------------------------------------------------------------
              Sub-total                                202,235        206,162
         Mortgage-backed securities                    109,436        108,541
         --------------------------------------------------------------------
                  TOTAL                               $311,671        314,703
         ====================================================================

         Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

         Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

         Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

         Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                      Year Ended           Year Ended           Year Ended
         $ in thousands        December 31, 1996    December 31, 1995    December 31, 1994
         ---------------------------------------------------------------------------------
         Bonds                          $ 15,726               11,105               9,193
         Short-term investments            1,534                1,245                 484
         Mutual funds                         --                 (162)                579
         Investment expenses                (268)                (235)               (184)
         --------------------------------------------------------------------------------
             TOTAL                      $ 16,992               11,953              10,072
         ================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                                    Year  Ended           Year Ended
         $ in thousands                                       December 31, 1996    December 31, 1995
         -------------------------------------------------------------------------------------------
         Balance at beginning of year                                   $ 3,286               (5,499)
         Change in unrealized (depreciation) appreciation                (2,024)              13,386
         Income tax effect                                                  708               (4,601)
         Net change                                                      (1,316)               8,785
         -------------------------------------------------------------------------------------------
            BALANCE AT END OF YEAR                                      $ 1,970                3,286
         ===========================================================================================

         No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of December 31, 1996 and 1995, respectively.

 (5)     DEFERRED ACQUISITION COSTS

         The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended         Year Ended         Year Ended
         $ in thousands                  December 31, 1996  December 31, 1995  December 31, 1994
         ---------------------------------------------------------------------------------------
         Balance at beginning of year             $ 35,162             24,860             15,249
         Additions                                  18,042             17,505             14,140
         Amortization (policy
           acquisition costs)                       (7,824)            (7,203)            (4,529)
         ---------------------------------------------------------------------------------------
           BALANCE AT END OF YEAR                 $ 45,380             35,162             24,860
         =======================================================================================

 (6)     EMPLOYEE BENEFITS

         CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

         The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

         On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.

 (7)     EMPLOYEE STOCK OWNERSHIP PLAN

         Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31,
         1996, 1995 and 1994, respectively.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

 (8)     RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

         The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

         In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

         The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):

                                                                                   1996        1995         1994
         -------------------------------------------------------------------------------------------------------
         CASE BASIS LOSS RESERVE:

         Net balance at January 1                                               $   620          --           --
         -------------------------------------------------------------------------------------------------------
         INCURRED RELATED TO:

            Current year                                                             --       2,473           --
            Prior years                                                              --          --           --
         -------------------------------------------------------------------------------------------------------
         Total incurred                                                              --       2,473           --
         -------------------------------------------------------------------------------------------------------
         PAID RELATED TO:

            Current year                                                             --       1,853           --
            Prior years                                                             309          --           --
         -------------------------------------------------------------------------------------------------------
         Total paid                                                                 309       1,853           --
         Net balance at December 31                                                 311         620           --
         Reinsurance recoverable                                                     --          69           --
         -------------------------------------------------------------------------------------------------------
         GROSS BALANCE AT DECEMBER 31                                               311         689           --
         -------------------------------------------------------------------------------------------------------
         SUPPLEMENTAL LOSS RESERVE

         Balance at January 1                                                     5,859       5,191        3,762
         -------------------------------------------------------------------------------------------------------
            Additions to supplemental loss reserve                                4,815       3,141        1,429
            Allocated to case basis reserve                                          --      (2,473)          --
         -------------------------------------------------------------------------------------------------------
         BALANCE AT DECEMBER 31                                                  10,674       5,859        5,191
         -------------------------------------------------------------------------------------------------------
         TOTAL RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES                  $10,985       6,548        5,191
         =======================================================================================================

                      CAPITAL MARKETS ASSURANCE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

 (9)     INCOME TAXES

         Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

         Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:

                                                         Year Ended                Year Ended                Year Ended
                                                  December 31, 1996         December 31, 1995         December 31, 1994
         --------------------------------------------------------------------------------------------------------------
         $ in thousands                         Amount            %        Amount           %       Amount            %
         --------------------------------------------------------------------------------------------------------------
         Expected tax expense computed
            at the statutory rate              $10,738         35.0      $ 7,216         35.0      $ 5,303         34.0
         Increase (decrease) in tax
            resulting from:
            Tax-exempt interest                 (2,916)        (9.5)      (2,335)       (11.3)      (1,646)       (10.6)
            Other, net                             781          2.5          334          1.6           51          0.4
         --------------------------------------------------------------------------------------------------------------
                TOTAL INCOME TAX EXPENSE       $ 8,603         28.0      $ 5,215         25.3      $ 3,708         23.8
         ==============================================================================================================

         The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

         $ in thousands                           December 31, 1996  December 31, 1995
         -----------------------------------------------------------------------------
         DEFERRED TAX ASSETS:

         Deferred compensation                              $   200             1,901
         Losses and loss adjustment expenses                  1,527             1,002
         Unearned premiums                                      866               852
         Other, net                                              96                98
         ----------------------------------------------------------------------------
           Total gross deferred tax assets                    2,689             3,853
         ----------------------------------------------------------------------------
         DEFERRED TAX LIABILITIES:

         Deferred acquisition costs                          15,883            12,307
         Unrealized capital gains on investments              1,061             1,769
         Other, net                                             884             1,080
         ----------------------------------------------------------------------------
            Total gross deferred tax liabilities             17,828            15,156
         ----------------------------------------------------------------------------
            NET DEFERRED TAX LIABILITY                      $15,139            11,303
         ============================================================================

         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(10)     INSURANCE REGULATORY RESTRICTIONS

         CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

(11)     COMMITMENTS AND CONTINGENCIES

         The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:


          $ in thousands                                        Payment
          -------------------------------------------------------------
          1997                                                  $ 2,647
          1998                                                    2,715
          1999                                                    3,077
          2000                                                    3,152
          2001 and thereafter                                    28,660
          -------------------------------------------------------------
          TOTAL                                                 $40,251
          =============================================================

         Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
         $2,243,000, respectively.

         CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

         CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(12)     REINSURANCE

         In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

         The effect of reinsurance on premiums written and earned was as follows:

                                                      Years Ended December 31
                                ---------------------------------------------------------------------
                                       1996                    1995                      1994
                                -------------------    --------------------     ---------------------
         $ in thousands         Written     Earned      Written      Earned      Written       Earned
         --------------------------------------------------------------------------------------------
         Direct                $ 71,752     48,835       56,541      36,853       43,598       28,561
         Assumed                  1,086      1,508          935         761        1,064          258
         Ceded                  (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
         --------------------------------------------------------------------------------------------
         NET PREMIUMS          $ 57,734     40,557       41,484      29,242       33,593       23,103
         ============================================================================================

         The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

         In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

         The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

         On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.

(13)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.

                                                            December 31, 1996       December 31, 1995
                                                        ---------------------    --------------------
                                                        Carrying    Estimated    Carrying   Estimated
         $ in thousands                                   Amount   Fair Value      Amount  Fair Value
         --------------------------------------------------------------------------------------------
         FINANCIAL ASSETS:
         Available-for-sale securities                  $314,703      314,703     284,352     284,352
         --------------------------------------------------------------------------------------------
         OFF-BALANCE-SHEET INSTRUMENTS:
         Financial guarantees outstanding               $     --      219,989          --     147,840
            Less: ceding commission                           --       65,997          --      44,352
         --------------------------------------------------------------------------------------------
         Net financial guarantees outstanding           $     --      153,992                 103,488
         ============================================================================================

                     CAPITAL MARKETS ASSURANCE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

         AVAILABLE-FOR-SALE SECURITIES

         The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

         FINANCIAL GUARANTEES OUTSTANDING

         The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.

(14)     CAPITALIZATION

         In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

                                   (UNAUDITED)

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                 September 30, 1997  December 31,1996
                                                                     (Unaudited)
-----------------------------------------------------------------------------------------------------
INVESTMENTS:
Bonds at fair value (amortized cost $323,043 at September
30, 1997 and $294,861 at December 31, 1996)                            $  328,035             297,893
Short-term investments (at amortized cost which
approximates fair value)                                                   21,119              16,810
-----------------------------------------------------------------------------------------------------
   Total investments                                                      349,154             314,703
-----------------------------------------------------------------------------------------------------
Cash                                                                          999                 371
Accrued investment income                                                   3,998               3,807
Deferred acquisition costs                                                 51,137              45,380
Premiums receivable                                                         7,132               5,141
Prepaid reinsurance                                                        23,348              18,489
Other assets                                                                5,666               6,424
-----------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                        $  441,434             394,315
=====================================================================================================
                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
Unearned premiums                                                      $   76,023              68,262
Reserve for losses and loss adjustment expenses                            15,389              10,985
Ceded reinsurance                                                           5,653               1,738
Accounts payable and other accrued expenses                                14,270               8,019
Current income taxes                                                          626                 679
Deferred income taxes                                                      17,383              15,139
-----------------------------------------------------------------------------------------------------
   Total liabilities                                                      129,344             104,822
-----------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock - $1.00 par value per share; 15,000,000 shares
are authorized, issued and outstanding at September 30, 1997
and December 31, 1996                                                      15,000              15,000
Additional paid-in capital                                                208,475             208,475
Unrealized appreciation on investments, net of tax                          3,251               1,970
Retained earnings                                                          85,440              64,048
Cumulative translation adjustment, net of tax                                 (76)                  -
-----------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDER'S EQUITY                                             312,090             289,493
-----------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                          $  441,434             394,315
=====================================================================================================


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                Three Months Ended       Nine Months Ended
                                                   September 30            September 30
                                                 1997       1996         1997         1996
REVENUES:
Direct premiums written                      $  22,345      17,206      57,525        49,983
Assumed premiums written                           225           8       1,141         1,032
Ceded premiums written                          (7,428)     (4,129)    (18,049)      (11,142)
-----------------------------------------------------------------------------------------------
   Net premiums written                         15,142      13,085      40,617        39,873
Increase in unearned premiums                   (1,663)     (3,042)     (2,903)      (11,014)
-----------------------------------------------------------------------------------------------
   Net premiums earned                          13,479      10,043      37,714        28,859
Net investment income                            4,958       4,307      14,344        12,296
Net realized capital gains (loss)                    -         (57)      2,549           111
Other income                                        51          25         139           104
-----------------------------------------------------------------------------------------------
   Total revenues                               18,488      14,318      54,746        41,370
-----------------------------------------------------------------------------------------------

EXPENSES:
Losses and loss adjustment expenses              1,528       1,248       4,404         3,432
Underwriting and operating expenses              4,430       3,780      13,309        11,142
Policy acquisition costs                         2,372       2,126       7,425         6,249
-----------------------------------------------------------------------------------------------
   Total expenses                                8,330       7,154      25,138        20,823
-----------------------------------------------------------------------------------------------
   Income before income taxes                   10,158       7,164      29,608        20,547
-----------------------------------------------------------------------------------------------

INCOME TAXES:
Current income tax                               2,502       1,027       6,652         3,008
Deferred income tax                                172         718       1,564         2,689
-----------------------------------------------------------------------------------------------
   Total income taxes                            2,674       1,745       8,216         5,697
-----------------------------------------------------------------------------------------------

   NET INCOME                                $   7,484       5,419      21,392        14,850
===============================================================================================


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                               Nine Months Ended
                                                              September 30, 1997

COMMON STOCK:
Balance at beginning of period                                        $  15,000
--------------------------------------------------------------------------------
   Balance at end of period                                              15,000
--------------------------------------------------------------------------------

ADDITIONAL PAID-IN CAPITAL:
Balance at beginning of period                                          208,475
--------------------------------------------------------------------------------
   Balance at end of period                                             208,475
--------------------------------------------------------------------------------

UNREALIZED APPRECIATION ON INVESTMENTS, NET OF TAX:
Balance at beginning of period                                            1,970
Unrealized appreciation on investments                                    1,281
--------------------------------------------------------------------------------
   Balance at end of period                                               3,251
--------------------------------------------------------------------------------

RETAINED EARNINGS:
Balance at beginning of period                                           64,048
Net income                                                               21,392
--------------------------------------------------------------------------------
   Balance at end of period                                              85,440
--------------------------------------------------------------------------------

CUMULATIVE TRANSLATION ADJUSTMENT, NET OF TAX:
Balance at beginning of period                                                -
Translation adjustment                                                      (76)
--------------------------------------------------------------------------------
   Balance at end of period                                                 (76)
--------------------------------------------------------------------------------

   TOTAL STOCKHOLDER'S EQUITY                                         $ 312,090
================================================================================


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                    Nine Months Ended    Nine Months Ended
                                                   September 30, 1997   September 30, 1996
-------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                               $   21,392                14,850
-------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
   Reserve for losses and loss adjustment expenses            4,404                 3,054
   Unearned premiums, net                                     7,761                15,643
   Deferred acquisition costs                                (5,757)               (7,188)
   Premiums receivable                                       (1,991)                 (528)
   Accrued investment income                                   (191)                 (468)
   Income taxes payable                                       1,511                 2,341
   Net realized capital gains                                (2,549)                 (111)
   Accounts payable and other accrued expenses                6,251                 5,445
   Prepaid reinsurance                                       (4,859)               (4,630)
   Other, net                                                 5,089                  (381)
-------------------------------------------------------------------------------------------
         Total adjustments                                    9,669                13,177
-------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                31,061                28,027
-------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments                                   (137,369)             (154,308)
Proceeds from sales of investments                           74,768                35,388
Proceeds from maturities of investments                      32,168                91,063
-------------------------------------------------------------------------------------------
   NET CASH USED IN INVESTING ACTIVITIES                    (30,433)              (27,857)
-------------------------------------------------------------------------------------------
Net increase in cash                                            628                   170
Cash balance at beginning of period                             371                   344
-------------------------------------------------------------------------------------------
   CASH BALANCE AT END OF PERIOD                         $      999                   514
===========================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Income taxes paid                                        $    6,550                 3,225
Tax and loss bonds purchased                             $      155                   131
===========================================================================================


          See accompanying notes to consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


1.       BACKGROUND
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

         CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       BASIS OF PRESENTATION
         CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3.       RECLASSIFICATIONS
         Certain prior period balances have been reclassified to conform to the current period presentation.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Available Information...................    2
Reports to Certificateholders...........    2
Summary.................................    3
Risk Factors............................   11
The Trust...............................   14
The Onyx Portfolio of Motor Vehicle
  Contracts.............................   14
The Contracts...........................   20
Maturity and Prepayment Assumptions.....   24
Yield Considerations....................   25
Pool Factor.............................   25
Use of Proceeds.........................   25
The Seller..............................   25
The Servicer............................   26
The Certificates and the Agreement......   27
Description of the Insurer..............   37
Additional Provisions of the
  Agreement.............................   38
Certain Legal Aspects of the
  Contracts.............................   42
Certain Federal Income Tax
  Consequences..........................   45
ERISA Considerations....................   51
Underwriting............................   54
Legal Matters...........................   54
Experts.................................   54
Financial Statements of Insurer.........  F-1
             ------------------
  UNTIL MARCH   , 1998 (90 DAYS AFTER THE
DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN
ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS AN
UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
=============================================


======================================================

                                  $166,000,000


                                ONYX ACCEPTANCE
                              GRANTOR TRUST 1997-4

                                      % AUTO LOAN
                           PASS-THROUGH CERTIFICATES

                             [ONYX ACCEPTANCE LOGO]

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer
                          ---------------------------
                              P R O S P E C T U S
                          ---------------------------
                              MERRILL LYNCH & CO.

                               DECEMBER   , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Registration Fee........................................................  $ 53,030.25
    Printing and Engraving..................................................    50,000.00
    Trustee's Fee...........................................................     7,500.00
    Legal Fees and Expenses.................................................   150,000.00
    Blue Sky Fees and Expenses..............................................    15,000.00
    Accountant's Fees and Expenses..........................................    15,000.00
    Rating Agency Fees......................................................    50,000.00
    Miscellaneous Fees and Expenses.........................................     4,969.75
                                                                              -----------
         Total Expenses.....................................................  $345,000.00
                                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under Section 145 of the Delaware General Corporation Law ("Delaware Law") Onyx Acceptance Financial Corporation (the "Company") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws (the "Bylaws") (Exhibit 3.2 hereto) provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Certificate of Incorporation (the "Certificate of Incorporation") (Exhibit 3.1 hereto) provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company has acquired a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

     In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

     The Underwriting Agreement provides for indemnification by the Company of the Underwriter, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriter of the Company with respect to information furnished by or on behalf of the Underwriter that are contained in this prospectus or included as part of this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


        EXHIBIT
        NUMBER                                      DESCRIPTION
        -------     ---------------------------------------------------------------------------
           1.1      Form of Underwriting Agreement
           3.1      Certificate of Incorporation of the Seller incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No. 333-4220)
           3.2      Bylaws of the Seller incorporated herein by reference to the Registrant's
                    Registration Statement on Form S-1 (No. 333-4220)
           4.1      Form of Pooling and Servicing Agreement by and among the Seller, the
                    Servicer and the Trustee
           5.1      Opinion of O'Melveny & Myers LLP, with respect to legality
           8.1      Opinion of O'Melveny & Myers LLP, with respect to federal income tax matters
          23.1      Consent of O'Melveny & Myers LLP, (contained in Exhibit 5.1)
          23.2      Consent of O'Melveny & Myers LLP, (contained in Exhibit 8.1)
          23.3      Consent of KPMG Peat Marwick LLP with respect to financial statements of
                    Capital Markets Assurance Corporation
            24      Powers of Attorney*


---------------


*  Previously filed.


     (b) FINANCIAL STATEMENT SCHEDULES

          Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 4, 1997.


                                          Onyx Acceptance Financial Corporation


                                          By: /s/     JOHN W. HALL*

                                            ------------------------------------
                                                        John W. Hall
                                               Director, President and Chief
                                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ---------------------------    -----------------

              /s/ JOHN W. HALL*                    President and Chief         December 4, 1997
---------------------------------------------  Executive Officer, Director
                John W. Hall                      (Principal Executive
                                                        Officer)

              /s/ DON P. DUFFY*                 Executive Vice President       December 4, 1997
---------------------------------------------      and Chief Financial
                Don P. Duffy                            Officer,
                                                   Director (Principal
                                                        Financial
                                                 and Accounting Officer)

             /s/ REGAN E. KELLY                 Executive Vice President,      December 4, 1997
---------------------------------------------           Director
               Regan E. Kelly

            /s/ KURT C. BICKNELL*                       Director               December 4, 1997
---------------------------------------------
              Kurt C. Bicknell

             /s/ STEVE M. BOND*                         Director               December 4, 1997
---------------------------------------------
                Steve M. Bond



*By: /s/    REGAN E. KELLY

     -------------------------------

             Regan E. Kelly


            Attorney-in-fact

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                    DESCRIPTION                                     PAGE
-------     ------------------------------------------------------------------------  ------------
   1.1      Form of Underwriting Agreement..........................................
   3.1      Certificate of Incorporation of the Seller incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No.
            333-4220)...............................................................
   3.2      Bylaws of the Seller incorporated herein by reference to the
            Registrant's Registration Statement on Form S-1 (No. 333-4220)..........
   4.1      Form of Pooling and Servicing Agreement by and among the Seller, the
            Servicer and the Trustee................................................
   5.1      Opinion of O'Melveny & Myers LLP, with respect to legality..............
   8.1      Opinion of O'Melveny & Myers LLP, with respect to federal income tax matters.................................................................
  23.1      Consent of O'Melveny & Myers LLP, (contained in Exhibit 5.1)............
  23.2      Consent of O'Melveny & Myers LLP, (contained in Exhibit 8.1)............
  23.3      Consent of KPMG Peat Marwick LLP with respect to financial statements of
            Capital Markets Assurance Corporation...................................
    24      Powers of Attorney*.....................................................


---------------


 *  Previously filed